As filed with the Securities and Exchange Commission on January 26, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EURONET WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2806888
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(913) 327-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel R. Henry

Chief Operating Officer and President

Euronet Worldwide, Inc.

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(913) 327-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey B. Newman Executive Vice President and General Counsel Euronet Worldwide, Inc. 2nd Floor, Kelting House Southernhay, Basildon Essex SS14 1NU United Kingdom	John A. Granda, Esq. Stinson Morrison Hecker LLP 2600 Grand Blvd. Kansas City, Missouri 64108 (816) 691-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
1.625% Convertible Senior Debentures Due 2024	$140,000,000(1)	100%(2)	$140,000,000(2)	$16,478
Common Stock, par value $0.02 per share (3)	4,163,488(4)	(5)	(5)	(5)

(1)	Represents the aggregate principal amount of 1.625% Convertible Senior Debentures Due 2024 that were issued on December 15, 2004.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with to Rule 457(c) under the Securities Act of 1933, exclusive of accrued interest, if any.

(3)	Includes associated stock purchase rights. Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock.

(4)	Represents the maximum number of shares of our common stock that are issuable upon conversion of the Debentures at an initial conversion rate of 29.7392 shares per $1,000 principal amount of Debentures, subject to adjustment in certain circumstances. Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions or as a result of the anti-dilution provisions of the Debentures. Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(5)	Pursuant to Rule 457(i) under the Securities Act of 1933, there are no additional filing fees with respect to the shares of common stock issuable upon conversion of the debentures because no additional consideration will be received by the registrant in connection with the exercise of the conversion right.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 26, 2005

PROSPECTUS

$140,000,000

Euronet Worldwide, Inc.

1.625% Convertible Senior Debentures Due 2024

Common Stock Issuable upon Conversion of the Debentures

We issued and sold $140,000,000 aggregate principal amount of 1.625% Convertible Senior Debentures Due 2024 in a private offering on December 15, 2004. This prospectus may be used by selling security holders to sell the Debentures and common stock issuable upon conversion of the Debentures. The shares of common stock include preferred stock purchase rights attached to the common stock under our stockholder rights plan. We will not receive any proceeds from the offering of these securities by the selling security holders. The Debentures are our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured debt. The Debentures will be effectively subordinated to all of our existing and future secured debt and to the indebtedness and other liabilities of our subsidiaries.

The Debentures bear interest at a rate of 1.625% per annum. We will pay interest on the Debentures on June 15 and December 15 of each year, beginning June 15, 2005. Beginning with the period commencing on December 20, 2009 and ending on June 14, 2010, and for each of the six-month periods thereafter commencing on June 15, 2010, we will pay contingent interest during the applicable interest period if the average trading price of a Debenture during a five trading-day period preceding such applicable interest period equals or exceeds 120% of the principal amount of the Debentures. The contingent interest payable per Debenture in respect of any applicable interest period will equal 0.30% per annum of the average trading price of a Debenture for such five trading-day period. The Debentures will mature on December 15, 2024.

The Debentures will be convertible at your option into shares of our common stock, par value $0.02 per share, if: (1) the price of our common stock reaches a specified threshold, (2) subject to certain limitations, the trading price for the Debentures falls below certain thresholds, (3) we have called your Debentures for redemption or (4) specified corporate transactions occur. Upon conversion, we will have the right to deliver, in lieu of our common stock, cash or a combination of cash and shares of our common stock. Subject to the above conditions, each $1,000 principal amount of Debentures will be convertible into 29.7392 shares (equivalent to an initial conversion price of approximately $33.63 per share of common stock), subject to adjustment as described in this prospectus. If a change of control (as defined in this prospectus) occurs on or prior to December 15, 2009, we will increase the conversion rate by a number of additional shares of common stock or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Debentures are convertible into shares of the acquiring or surviving company, in each case as described in this prospectus. Shares of our common stock are traded on the Nasdaq National Market under the symbol “EEFT.” The last reported bid price of our common stock on January 24, 2005 was $25.04 per share.

We may redeem some or all of the Debentures for cash at any time on or after December 20, 2009 at 100% of their principal amount, plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any. You may require us to repurchase all or a portion of your Debentures on December 15, 2009, 2014 and 2019, at a price equal to the principal amount of the Debentures to be repurchased, plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any, to the repurchase date.

You may require us to repurchase all or a portion of your Debentures upon the occurrence of a change of control (as defined in this prospectus).

We do not intend to apply for listing of the Debentures on any securities exchange or for inclusion of the Debentures in any automated quotation system. The Debentures are expected to be eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) system of the National Association of Securities Dealers, Inc.

Investing in the Debentures involves risks. See “ Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January     , 2005.

This prospectus is part of a resale registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. Under this prospectus, as it may be amended or supplemented from time to time, the selling security holders may sell some or all of the securities described in this prospectus in one or more transactions from time to time.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information we file with the Securities and Exchange Commission and incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information. The securities covered by this prospectus are not offered in any jurisdiction where offers to sell, or solicitations of offers to purchase, such securities are unlawful.

Unless the context otherwise requires, the terms “Euronet Worldwide, Inc.,” “Company,” “Euronet,” “we,” “us,” and “our” refer only to Euronet Worldwide, Inc. and not our subsidiaries, except that, for purposes of the information under “Our Business” and “Summary of Historical Consolidated Financial Data” below and “Risk Factors—Risks Related to Our Business,” the terms “Euronet Worldwide, Inc.,” “Company,” “we,” “us,” and “our” refer to Euronet Worldwide, Inc. and its subsidiaries unless the context otherwise requires. Investors should be aware that Euronet Worldwide, Inc.’s subsidiaries will not guarantee the Debentures. Unless otherwise indicated, all information contained herein assumes no exercise of the initial purchaser’s option to purchase additional Debentures.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference may contain “forward-looking statements,” including, but not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future. You can often identify forward-looking statements by the use of forward-looking terminology, such as “could,” “should,” “will,” “will be,” “intended,” “continue,” “believe,” “may,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “estimate” or variations thereof. In particular, forward-looking statements include, but are not limited to, statements relating to the following:

•	trends affecting our business plans and financing plans and requirements;

•	trends affecting our business;

•	the adequacy of capital to meet our capital requirements and expansion plans;

•	the assumptions underlying our business plans;

•	business strategy;

•	government regulatory action;

•	technological advances; and

•	projected costs and revenues.

Forward-looking statements are not guarantees of future performance or results. Forward-looking statements are based on estimates, forecasts and assumptions involving risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed or implied in such forward-looking statements. The uncertainties, risks and assumptions referred to above include, but are not limited to, the following:

•	technological and business developments in the local card, electronic and mobile banking and mobile phone markets affecting transaction and other fees that we are able to charge for our services;

•	foreign exchange fluctuations;

•	competition from bank-owned ATM networks, outsource providers of ATM services, software providers and providers of outsourced mobile phone prepaid services;

•	our relationships with our major customers, sponsor banks in various markets and international card organizations, including the risk of contract terminations with major customers;

•	changes in law and regulations affecting our business;

•	our ability to effectively compete for market share and generate growth;

•	retention of key executives and personnel;

•	the collectibility of receivables and adequacy of our allowance for credit losses;

•	general economic, financial and market conditions and the duration and extent of any future economic downturns;

•	the cost of borrowing, availability of credit and terms of and compliance with debt covenants;

•	renewal of sources of funding as they expire and the availability of replacement funding;

•	the outlook for markets we serve; and

•	the other risks and uncertainties as are described under “Risk Factors” in this prospectus or “Factors Affecting Future Performance” in our public filings with the Securities and Exchange Commission.

All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

SUMMARY

The following summary is not intended to be a complete description of the matters covered in this prospectus and is subject to and qualified in its entirety by the more detailed information and historical consolidated financial statements, including the notes to those financial statements, appearing elsewhere or incorporated by reference in this prospectus. Investors should carefully consider the information set forth under “Risk Factors.”

Business Summary

Euronet Worldwide, Inc. is a leading provider of secure electronic financial transaction solutions. In our EFT Division, we process transactions for a network of approximately 5,400 automated teller machines (“ATMs”) across Europe and provide financial transaction processing services, network gateways, and ATM operation outsourcing services to financial institutions, retailers and mobile phone operators. Through our Prepaid Processing Division, we provide prepaid processing, or top-up services, for prepaid mobile airtime and other prepaid products. We operate a network of more than 162,000 point of sale (“POS”) terminals providing electronic processing of prepaid mobile phone airtime top-up services across over 75,000 retailers in the U.K., Australia, Poland, Ireland, New Zealand, Germany, the U.S., Spain, Malaysia and Indonesia. Our Software Solutions Division offers a suite of integrated electronic financial transaction (EFT) software solutions for electronic payment and transaction delivery systems.

Our solutions are used in more than 60 countries around the world. As of September 30, 2004, we had 10 principal offices in Europe, two in the United States and one each in India, Indonesia, Egypt, Australia and New Zealand. Our headquarters office is in Leawood, Kansas.

EFT Processing Segment

Our EFT Processing Segment provides services to banks and mobile phone companies primarily in the developing markets of Central and Southern Europe (Hungary, Poland, Czech Republic, Croatia, Romania, Slovakia, Serbia and Greece), Egypt, Indonesia and India, as well as in the developed countries of Western Europe (Germany and the U.K.). In most of these markets, we own small networks of ATMs and accept cards of our client banks or international logo’d cards on those ATMs. We also increasingly provide ATM operation services under outsourcing agreements with banks in a number of markets, and in the U.K., to an independent operator of ATMs.

Transactions on Own Networks of ATMs

Our agreements with banks and international card organizations generally provide that all credit and debit cards issued by the customer bank or organization may be used at all ATM machines we operate in a given market. In many markets, we have agreements with a bank under which we are designated as a service provider (which we refer to as “sponsorship agreements”) for the acceptance of cards bearing international logos, such as Visa and MasterCard. These card acceptance or sponsorship agreements allow us to receive transaction authorization directly from the card issuing bank or international card organization. Our agreements generally provide for a term of three to seven years and are automatically renewed unless either party gives notice of non-renewal prior to the termination date. In some cases, the agreements are terminable by either party upon six months notice. We are generally able to connect a bank to our network within 30 to 90 days of signing a card acceptance agreement. Generally, the bank provides the cash needed to complete transactions on the ATM, although we have contracted for cash supply with a cash supply bank in the Czech Republic.

The ATM transaction fees we charge under our card acceptance agreements vary depending on the type of transaction (which are currently cash withdrawals, balance inquiries, GSM airtime recharge purchases, deposits and transactions not completed because authorization is not given by the relevant card issuer) and the number of transactions attributable to a particular card issuer. The fees we charge to the card issuers are independent of any fees charged by the card issuers to cardholders in connection with the ATM transactions.

We have processing centers for EFT processing in Budapest, Hungary, Mumbai, India and Jakarta, Indonesia. Our operations centers use our own proprietary software, the Integrated Transaction Management System. The ATMs in our networks are able to process transactions for holders of credit and debit cards issued by or bearing the logos of banks and international card organizations such as American Express, Diners Club International, Visa, MasterCard and Europay.

ATM Outsourcing

We offer complete outsourced management services to banks and other organizations using our processing centers’ full suite of secure electronic financial transaction processing software. Our outsourced management services include management of an existing bank network of ATMs, development of new ATM networks on a complete turn-key basis (as we have done for Citibank in Greece), management of POS networks, management of charge and debit card databases and other financial processing services. These services include 24-hour monitoring from our processing centers of each individual ATM’s status and cash condition, coordinating the cash delivery and management of cash levels in the ATM and automatic dispatch for necessary service calls. They also include real-time transaction authorization, advanced monitoring, network gateway access, network switching, 24-hour customer services, maintenance services, settlement and reporting.

Our outsourced management agreements, other than in Germany, provide for fixed monthly management fees in addition to fees payable for each transaction. Therefore, the transaction fees under these agreements are generally lower than under card acceptance agreements. The fees payable under our outsourced management agreement in Germany are purely transaction based and include no fixed component.

Other Products and Services

Our network constitutes a distribution network through which financial and other products or services may be sold at a low incremental cost. We have developed value-added services in addition to basic cash withdrawal and balance inquiry transactions. These new services include bill payment, “mini-statement” and recharge (purchasing prepaid airtime from ATMs and mobile phone devices) transactions. We are committed to the ongoing development of innovative new products and services to offer our processing services customers and will implement additional services as markets develop.

Prepaid Processing Division

Our Prepaid Processing Division provides networks for electronic distribution of prepaid mobile phone time to mobile operators, through the maintenance of processing centers that are connected to POS terminals or cash register systems at retail outlets. Our principal Prepaid Processing operations are in the U.K., Germany, Australia, the U.S., New Zealand, Poland and (as a result of an acquisition in November 2004) Spain. We have expanded this division principally through acquisitions and are continuing to seek acquisition opportunities in many markets.

Customers using mobile phones pay for their usage in two ways: through “postpaid” accounts where usage is billed at the end of each billing period, and through “prepaid” accounts where customers must pay in advance by crediting their accounts prior to usage. Although operators in the United States and certain European countries have provided service principally through postpaid accounts, the trend in Europe has shifted toward prepaid accounts because mobile operators of those accounts do not take the credit risk with respect to payment for airtime usage. In many developing markets, the majority of mobile phones are prepaid. Currently two principal methods are available to credit prepaid accounts (referred to as “top-up” of accounts). The first is through the purchase of “scratch cards” bearing code numbers, that, when entered into a customer’s mobile phone account, credit the account by a certain value of airtime. Scratch cards are sold predominantly through retail outlets. The second is through various electronic means of crediting accounts using POS terminals. Electronic top-up or “e-top-up” methods have several advantages over scratch cards, primarily because electronic methods do not require the creation, distribution and management of a physical inventory of cards. Currently scratch cards are the predominant method of crediting mobile phone accounts in many developed markets, but a shift is occurring in such markets away from usage of scratch cards to the usage of electronic top-up methods.

In a typical POS top-up transaction in the UK, a consumer in a retail shop will use an electronic card issued by the mobile phone operator to identify the consumer’s mobile phone number. The consumer uses this card with a specially programmed POS terminal in the shop that is connected to our network. The consumer will make a payment of a defined amount to the retailer (in cash or by adding to the amount to a bank card transaction for other services). Using the electronic connection we maintain with the mobile operator, the retailer will use the POS terminal to credit the purchased amount of airtime directly to the account of the consumer. We receive a commission on each transaction that is withheld from the payments made, and we share that commission with the retailers.

In a typical POS top-up transaction in markets other than the U.K., we top-up the consumer’s account by issuing a voucher from the POS terminal. The voucher includes PIN numbers used to access the mobile phone time. Depending upon market practices, we purchase such vouchers either from the mobile operators directly or from wholesalers of PINs. The retailers settle the transaction by paying us the amount received from the consumer, and we pay that amount to the mobile phone operators. We receive a commission on each transaction that is withheld from the payments made, and we share that commission with the retailers.

Our agreements with major retailers for the POS business typically have two-year terms. These agreements include terms regarding the connection of our networks to the respective retailer’s registers or payment terminals or the maintenance of POS terminals, and obligations concerning settlement and liability for transactions processed. Our agreements with individual or small retailers regarding the installation and operation of the POS terminals are short-term agreements, typically with terms of two years, but with the ability of either party to terminate the agreement upon three months’ notice and include provisions similar to those with major retailers.

Software Solutions Division

Through our subsidiary Euronet USA, we offer an integrated suite of card and retail transaction delivery applications for the IBM i-Series (formerly AS/400) platform and some applications on NT server environments. The core system of this product, called “Integrated Transaction Management” (ITM), provides for transaction identification, transaction routing, security, transaction detail logging, network connections, authorization interfaces and settlement. Front-end systems in this product support ATM and POS management, telephone banking, Internet banking, mobile banking and event messaging. These systems provide a comprehensive solution for ATM, debit or credit card management and bill payment facilities. We also offer increased functionality to authorize, switch and settle transactions for multiple banks through our GoldNet module. We use GoldNet for our own EFT requirements, processing transactions across ten countries in Europe.

Although our Software Solutions Segment is headquartered in the United States, approximately 75% of our software customers are international and in particular in developing markets. This distribution is largely because our core software product is a relatively small and inexpensive package that is appropriate for banks with smaller transaction processing needs. Euronet Software is the preferred transaction-processing software for banks that operate their back office software using the IBM iSeries platform, which is also a relatively inexpensive, expandable hardware platform.

Software Solutions Segment revenue is derived from three main sources: software license fees, professional service fees and software maintenance fees. Software license fees are the initial fees we charge for the licensing of our proprietary application software to customers. We charge professional service fees for customization, installation and consulting services provided to customers. Software maintenance fees are the ongoing fees we charge to customers for the maintenance of the software products.

The Offering

Selling Security Holders	The securities to be offered and sold using this prospectus will be offered and sold by the selling security holders. See “Selling Security Holders”.

Securities Offered	$140,000,000 aggregate principal amount of 1.625% Convertible Senior Debentures Due 2024.

Maturity Date	The Debentures will mature on December 15, 2024, unless earlier converted, redeemed or repurchased.

Ranking	The Debentures are our general unsecured and unsubordinated obligations and rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations and senior in right of payment to all of our future subordinated indebtedness. The Debentures are effectively subordinated to any of our existing and future secured indebtedness, including indebtedness under our credit facilities with respect to any collateral securing such indebtedness. At September 30, 2004, as adjusted to give effect to the completion of the sale of the Debentures, the senior unsecured indebtedness of Euronet Worldwide, Inc. on an unconsolidated basis totaled approximately $142.0 million and our secured indebtedness (including indebtedness under our credit facilities) totaled approximately $18.0 million. The Debentures are not be guaranteed by any of our subsidiaries and, accordingly, the Debentures are effectively subordinated to the indebtedness and other liabilities of our subsidiaries, including trade creditors. As of September 30, 2004, our subsidiaries had liabilities of approximately $226.3 million, excluding intercompany indebtedness. Neither we nor our subsidiaries are restricted under the indenture from incurring additional secured indebtedness or other additional indebtedness.

Interest	The Debentures will bear interest at a rate of 1.625% per year. We will pay interest on the Debentures on June 15 and December 15 of each year, beginning June 15, 2005. Liquidated damages are payable if we fail to comply with certain obligations under the registration rights agreement as set forth below under “Description of the Debentures—Registration Rights.”

Contingent Interest	We will pay contingent interest to the holders of Debentures, commencing with the period beginning December 20, 2009 to June 14, 2010 and for any six-month period from June 15 to December 14 and December 15 to June 14 thereafter, if the average trading price of a Debenture for the five trading days ending on the second trading day immediately preceding the relevant contingent interest period equals or exceeds 120% of the principal amount of the Debentures. The amount of contingent interest payable per Debenture in respect of any contingent interest period will equal 0.30% per annum calculated on the average trading price of a Debenture for the five trading-day period referred to above. Such payments will be paid on the interest payment date immediately following the last day of the relevant contingent interest period.

Conversion Rights	Holders may convert their Debentures at any time prior to stated maturity, at their option, only under the following circumstances:

•      during any fiscal quarter commencing after December 31, 2004 (and only during such fiscal quarter), if the closing price of our common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the preceding fiscal quarter was 130% or more of the conversion price of the Debentures on that 30th trading day;

•      during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per Debenture (as defined under “Description of the Debentures—Conversion Rights”) for each day of such measurement period was less than 98% of the product of the closing price of our common stock and the conversion rate for the Debentures; provided, however, holders may not convert their Debentures in reliance on this provision after December 15, 2019 if on any trading day during such measurement period the closing price of shares of our common stock was between 100% and 130% of the conversion price of the Debentures;

•      we have called your Debentures for redemption; or

•      upon the occurrence of specified corporate transactions described under “Description of the Debentures-Conversion Rights.”

For each $1,000 principal amount of Debentures surrendered for conversion, a holder will receive 29.7392 shares, equal to an initial conversion price of approximately $33.63, subject to adjustment as set forth in “Description of the Debentures—Conversion Rights—Conversion Rate Adjustments.”

Upon conversion, holders will not receive any cash payment representing accrued interest, including contingent interest, if any. Instead, any such amounts will be deemed paid by the common stock or cash received by holders on conversion. You will, however, receive any accrued and unpaid liquidated damages to the conversion date.

Upon conversion, we will have the right to deliver, in lieu of our common stock, cash or a combination of cash and shares of our common stock.

If you elect to convert your Debentures in connection with a change of control that occurs on or prior to December 15, 2009, we will increase the conversion rate by a number of additional shares of common stock upon conversion or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Debentures are convertible into shares of the acquiring or surviving company, in each case as described under “ Description of Debentures—Conversion Rights— Adjustment to Conversion Rate upon a Change of Control.”

Debentures called for redemption may be surrendered for conversion until the close of business on the business day prior to the redemption date.

Due to new accounting rules, shares issuable upon conversion of convertible debt instruments with contingent conversion provisions such as the Debentures must be included in computations of diluted earnings per share regardless of whether the contingent conversion triggers have been achieved. As a result, assuming the initial purchaser does not exercise its option to purchase additional Debentures and assuming we do not irrevocably elect to pay principal on the Debentures in cash (as further described in “Description of the Debentures—Conversion Rights—Payment Upon Conversion-Conversion after Irrevocable Election to Pay Principal in Cash”), an additional 4,163,488 shares of our common stock, representing approximately 11.2% of our common stock outstanding on the date of this prospectus, will be included in our future calculations of diluted earnings per share beginning with the first quarter of 2005.

Payment at Maturity	Each holder of $1,000 principal amount of the Debentures shall be entitled to receive $1,000 at maturity, plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any.

Sinking Fund	None.

Optional Redemption by Us	We may redeem some or all of the Debentures for cash at any time on or after December 20, 2009 at 100% of their principal amount, plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any. See “Description of the Debentures—Optional Redemption by Us.”

Repurchase of Debentures by Us at the Option of
the Holder	Holders of Debentures may require us to repurchase all or a portion of their Debentures on December 15, 2009, December 15, 2014 and December 15, 2019 at 100% of their principal amount plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any, to but excluding the repurchase date.

Repurchase of Debentures by Us at the Option of
the Holder upon a Change of Control	Upon a change of control (as defined under “Description of the Debentures-Repurchase of the Debentures at the Option of the Holders Upon a Change of Control”) involving us, you may require us to repurchase all or a portion of your Debentures. We will pay a change of control repurchase price equal to the principal amount of such Debentures plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any, to but excluding the change of control repurchase date.

United States Federal Income Tax Considerations	We and each holder of the Debentures agree to treat the Debentures as contingent payment debt instruments for U.S. federal income tax purposes, and as subject to U.S. federal income tax rules applicable to contingent payment debt instruments. Based on that treatment, you generally will be required to accrue interest income on the Debentures in the manner described in this prospectus, regardless or whether you use the cash or accrual method of tax accounting. You will be required, in general, to include interest in income based on the rate at which we would issue a noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to those of the Debentures, which rate will be substantially in excess of the stated interest on the Debentures. Accordingly, you will be required to include amounts in taxable income substantially in excess of the stated interest on the Debentures. Furthermore, upon a sale, repurchase by us at your option, exchange, conversion or redemption of the Debentures, you will be required to recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the Debentures. The amount realized by you will include the fair market value of any common stock you receive. Any gain on a sale, repurchase by us at your option, exchange, conversion or redemption of the Debentures will be treated as ordinary interest income rather than as capital gain (or capital loss). You should consult your tax advisers as to the U.S. federal, state, local or other tax consequences, as well as any foreign tax consequences, of acquiring, owning and disposing of the Debentures. See “Certain United States Federal Income Tax Considerations” in this prospectus.

Use of Proceeds	The securities to be offered and sold using this prospectus will be offered and sold by the selling security holders. We will not receive any proceeds from the sale by the selling security holders of Debentures or shares of our common stock issued upon conversion thereof that are offered pursuant to this prospectus.

Form, Denomination and Registration	The Debentures will be issued in fully registered form. The Debentures will be issued in denominations of $1,000 principal amount and integral multiples thereof. The Debentures may be sold only to “qualified institutional buyers,” as defined in Rule 144A, and will be represented by one or more global Debentures, deposited with the trustee as custodian for The Depository Trust Company and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global Debentures will be shown on, and any transfers will be effected only through, records maintained by DTC and its participants. See “Description of the Debentures-Form, Denomination and Registration.”

Absence of a Public Market for the Debentures	The Debentures are new securities for which there is currently no public market. We cannot assure you that any active or liquid market will develop for the Debentures. See “Plan of Distribution.”

Trading	We do not intend to list the Debentures on any national securities exchange. The Debentures, however, are expected to be eligible for designation on the PORTAL market.

Risk Factors

You should read the “Risk Factors” section, beginning on page 9 of this prospectus, to understand the risks associated with an investment in the Debentures.

Our Address

Our principal executive offices are located at 4601 College Boulevard, Suite 300, Leawood, KS 66211. Our telephone number is (913) 327-4200. Our corporate website is euronetworldwide.com. The information on our website does not constitute part of this prospectus.

Summary of Historical Consolidated Financial Data

The summary of historical consolidated financial data set forth below for each of the years in the five-year period ended December 31, 2003 are derived from our audited consolidated financial statements for the periods indicated which have been included in our Annual Report on Form 10-K for each respective period. The summary of historical consolidated financial data set forth below for the nine-month periods ended September 30, 2004 and 2003 and as of September 30, 2004 and 2003 are derived from our unaudited consolidated financial statements included in our September 30, 2004 Quarterly Report on Form 10-Q, and includes all adjustments (consisting only of normal recurring adjustments) which we consider necessary for a fair presentation of our financial position and results of our operations and cash flows for those periods. Results for past periods are necessarily indicative of results that may be expected for any future period, and results for the nine-month period ended September 30 2004 are not necessarily indicative of results that my be expected for the entire year ended December 31, 2004. The summary of historical consolidated financial data should be read in conjunction with the consolidated financial statements and accompanying note disclosures in our Annual Report on Form 10-K for each respective period and our September 30, 2004 Quarterly Report on Form 10-Q. Our historical results of operations include the results of various acquired entities from their date of acquisition.

	Nine Months Ended September 30,		Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
	(in thousands, except for per share amounts and summary network data)
Consolidated Statement of Operations
Revenues
EFT processing segment	$53,872	$36,983	$52,752	$53,918	$45,941	$34,201	$25,367
Prepaid processing segment	203,912	86,096	136,185	—	—	—	—
Total revenues	268,001	134,802	204,407	71,048	60,983	50,028	40,336
Operating income (loss)	23,853	7,625	13,317	(419)	(6,050)	(35,455)	(25,991)
Gain on sale of U.K. subsidiary	—	18,001	18,045	—	—	—	—
Comprehensive income (loss)	14,217	14,716	14,660	(5,745)	264	(49,551)	(33,430)
Comprehensive income per share	0.44	0.54	0.45	(0.28)	0.03	(3.00)	(2.03)

Consolidated Balance Sheet Data:
Assets
Cash and cash equivalents	$36,892	$12,851	$19,245	$12,021	$8,820	$6,760	$14,598
Restricted cash	57,650	43,379	58,280	4,401	1,877	2,103	10,929
Trade accounts receivable, net	83,373	49,968	75,648	8,380	8,862	9,199	7,712
Total current assets	207,095	116,291	167,954	39,866	34,694	29,099	46,956
Goodwill	116,222	63,263	88,512	1,834	1,551	2,060	15,595
Total Assets	$389,861	$218,439	$303,773	$66,559	61,391	60,890	96,844
Liabilities and stockholders’ equity
Total current liabilities	$205,553	$107,899	$151,926	$19,769	$24,753	$20,756	$27,814
Notes payable	52,711	59,383	55,792	36,318	38,146	77,191	72,800
Total liabilities	261,246	176,077	221,904	60,388	69,078	105,691	106,337
Total stockholder’s equity (deficit)	128,615	42,362	81,869	6,171	(7,687)	(44,801)	(9,493)
Total liabilities and stockholder’s equity (deficit)	$389,861	$218,439	$303,773	$66,559	$61,391	60,890	96,844
Summary network data:
Number of operational ATMS at end of period	5,404	3,254	3,350	3,005	2,400	2,081	1,776
ATM processing transactions during the period	159,138,894	81,462,099	114,711,440	79,193,580	57,185,231	43,531,830	29,661,329
Number of operational prepaid processing terminals at end of period	167,524	75,786	126,284	—	—	—	—
Prepaid processing transactions during the period	162,585,617	61,138,556	102,133,511	—	—	—	—

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of the Debentures and our common stock could decline substantially.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Our Business

We have a substantial amount of debt and other contractual commitments, and the cost of servicing those obligations could adversely affect our business and hinder our ability to make payments on the Debentures, and such risk could increase if we incur more debt.

We have a substantial amount of indebtedness. As of September 30, 2004, our total liabilities were approximately $261 million and our total assets were approximately $389 million. As of September 30, 2004, after giving effect to the completion of the sale of the Debentures, our total liabilities were approximately $401 million (including $160 million of indebtedness) and our total assets were approximately $525 million. A substantial portion of this indebtedness was incurred in connection with recent strategic acquisitions by us. In addition, we will have to pay approximately $16 million as deferred consideration in connection with the CPI and the Meflur acquisitions and certain additional contingent amounts, currently estimated to be between $22 million to $42 million in connection with these and other acquisitions, if certain acquired businesses meet their financial and other performance targets. A portion of these obligations may be paid in stock. While we expect to satisfy such obligations from available cash and operating cash flows, we may not have sufficient funds to satisfy all such obligations as a result of a variety of factors, some of which may be beyond our control. If the opportunity of a strategic acquisition arises or if we enter into new contracts that require the installation or servicing of ATM machines on a faster pace than anticipated, we may be required to incur additional debt for these purposes and to fund our working capital needs, which we may not be able to obtain.

The level of our indebtedness could have important consequences to investors, including the following:

•	our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes may be limited or financing may be unavailable;

•	a substantial portion of our cash flows must be dedicated to the payment of principal and interest on our indebtedness and other obligations and will not be available for use in our business;

•	our level of indebtedness could limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

•	our high degree of indebtedness will make us more vulnerable to changes in general economic conditions and/or a downturn in our business, thereby making it more difficult for us to satisfy our obligations; and

•	because a portion of our indebtedness and other obligations are denominated in other currencies, and because a portion of our debt bears interest at a variable rate of interest, our actual debt service obligations could increase as a result of adverse changes in currency exchange and interest rates.

If we fail to make required debt payments, or if we fail to comply with other covenants in our debt service agreements, we would be in default under the terms of these agreements. This would permit the holders of the indebtedness to accelerate repayment of this debt and could cause defaults under other indebtedness that we have.

Although we have reported net income in recent periods, our concentration on expansion of our business in the future may significantly impact our ability to continue to report net income.

During the period from January 1, 2000 through December 31, 2002, we reported a net loss in each of these fiscal years, primarily attributable to our investments for the expansion of our business. We believe these investments have recently started to produce positive results for us, as evidenced by our reporting of net income of approximately $6.0 million and $13.6 million for the three- and nine-month periods ended September 30, 2004, respectively. We may experience operating losses again in the future while we continue to concentrate on expansion of our business and increasing our market share.

Restrictive covenants in our credit facilities may adversely affect us.

Our credit facilities contain a variety of restrictive covenants that limit our ability to incur debt, make investments, pay dividends and sell assets. In addition, these facilities require us to maintain specified financial ratios, including Debt to EBITDA and EBITDAR to fixed charges, and satisfy other financial condition tests, including a minimum EBITDA test. See “Description of Credit Facility.” Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests. A breach of any of these covenants could result in a default under our credit facilities. Upon the occurrence of an event of default under our credit facilities, the lenders could elect to declare all amounts outstanding under the credit facilities to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. We have pledged a substantial portion of our assets as security under the credit facilities. If the lenders under either credit facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our credit facilities and our other indebtedness, including the notes.

The Debt to EBITDA ratio contained in the credit facilities limits our “funded debt” to not more than two times our “EBITDA” for the last four quarters, in each case as defined in the credit facilities. “EBITDA” includes the historical pro-forma effect of any acquisitions to the extent agreed to by the lenders. “Funded debt” is defined as certain debt minus proceeds of this offering so long as such proceeds are deposited in designated accounts. We will deposit a substantial portion of the proceeds into such accounts in order to comply with such covenant. Following this offering, we will only be able to utilize the proceeds of this offering or incur additional debt to the extent that, after giving effect to such utilization, our debt (less the remaining amount of proceeds in such account) is less than two times our EBITDA, including historical pro forma effect of any acquisitions. Accordingly, our ability to use the proceeds of this offering or incur additional debt for purposes other than debt repayment or for acquisitions that increase our “EBITDA”, will be limited until such time as our EBITDA increases.

Our business may suffer from risks related to our recent acquisitions and potential future acquisitions.

A substantial portion of our recent growth is due to acquisitions, and we continue to evaluate potential acquisition opportunities. We cannot assure you that we will be able to successfully integrate, or otherwise realize anticipated benefits from, our recent acquisitions, including the e-pay, transact, Precept, EPS, CPI, AIM and Movilcarga, or any future acquisitions, which could adversely impact our long-term competitiveness and profitability. The integration of our recent acquisitions and any future acquisitions will involve a number of risks that could harm our financial condition, results of operations and competitive position. In particular:

•	the integration plan for our acquisitions assumes benefits based on analyses that involve assumptions as to future events, including leveraging our existing relationships with mobile phone operators and retailers, as well as general business and industry conditions, many of which are beyond our control and may not materialize. Unforeseen factors may offset components of our integration plan in whole or in part. As a result, our actual results may vary considerably, or be considerably delayed, compared to our estimates;

•	the integration process could disrupt the activities of the businesses that are being combined. The combination of companies requires, among other things, coordination of administrative and other functions. In addition, the loss of key employees, customers or vendors of acquired businesses could materially and adversely impact the integration of the acquired business;

•	the execution of our integration plans may divert the attention of our management from operating our business; or

•	we may assume unanticipated liabilities and contingencies.

Future acquisitions may be affected through the issuance of our common stock, or securities convertible into our common stock, which could substantially dilute the ownership percentage of our current stockholders. In addition, shares issued in connection with future acquisitions could be publicly tradable, which could result in a material decrease in the market price of our common stock.

A lack of business opportunities or financial resources may impede our ability to continue to expand at desired levels, and our failure to expand operations could have an adverse impact on our financial condition.

Our expansion plans and opportunities are focused on three separate areas: (i) our network of owned and operated ATMs; (ii) outsourced ATM management contracts; and (iii) our prepaid mobile phone airtime services.

The continued expansion and development of our ATM business will depend on various factors including the following:

•	the demand for our ATM services in our current target markets;

•	the ability to locate appropriate ATM sites and obtain necessary approvals for the installation of ATMs;

•	the ability to install ATMs in an efficient and timely manner;

•	the expansion of our business into new countries as currently planned;

•	entering into additional card acceptance and ATM management agreements with banks;

•	the ability to obtain sufficient numbers of ATMs on a timely basis; and

•	the availability of financing for the expansion.

We carefully monitor the growth of our ATM networks in each of our markets, and we accelerate or delay our expansion plans depending on local market conditions, such as variations in the transaction fees we receive, competition, overall trends in ATM-transaction levels and performance of individual ATMs.

We cannot predict the increase or decrease in the number of ATMs we manage under outsourcing agreements, because this depends largely on the willingness of banks to enter into outsourcing contracts with us. Banks are very deliberate in negotiating these agreements and the process of negotiating and signing outsourcing agreements typically takes six to 12 months or longer. Moreover, banks evaluate a wide range of matters when deciding to choose an outsource vender and generally this decision is subject to extensive management analysis and approvals. The process is exacerbated by the legal and regulatory considerations of local countries, as well as local language complexities. These agreements tend to cover large numbers of ATMs, so significant increases and decreases in our pool of managed ATMs could result from signature or termination of these management contracts. In this regard, the timing of both current and new contract revenues is uncertain and unpredictable.

We currently offer prepaid mobile phone top-up services in the U.K., Australia, New Zealand, Ireland, Poland, the U.S. and Germany. We plan to expand our top-up business in these and other markets by taking advantage of our existing relationships with mobile phone operators and retailers. This expansion will depend on various factors, including the following:

•	the ability to negotiate new agreements in these markets with mobile phone operators and retailers;

•	the continuation of the trend of increased use of electronic prepaid airtime among mobile phone users;

•	the development of mobile phone networks in these markets and the increase in the number of mobile phone users; or

•	the availability of financing for the expansion.

In addition, our continued expansion may involve acquisitions that could divert our resources and management time and require integration of new assets with our existing networks and services and could require financing that we may not be able to obtain. Our ability to manage our rapid expansion effectively will require us eventually to expand our operating systems and employee base. An inability to do this could have a material adverse effect on our business, growth, financial condition or results of operations.

We are subject to business cycles and other outside factors that may negatively affect mobile phone operators, retailers and our customers.

A recessionary economic environment or other outside factors could have a negative impact on mobile phone operators, retailers and our customers and could reduce the level of ATM transactions, which could, in turn, negatively impact our financial results. If mobile phone operators experience decreased demand for their prepaid products and services (including due to increasing usage of postpaid services) or if the retail locations where we provide POS top-up services decrease in number, we will process fewer transactions, resulting in lower revenue. In addition, a recessionary economic environment could result in a higher rate of bankruptcy filings by mobile phone operators, retailers and our customers and could reduce the level of ATM transactions, which will have a negative impact on our business.

Our prepaid mobile airtime top-up business may be susceptible to fraud occurring at the retailer level.

In our prepaid processing segment, we contract with retailers that accept payment on our behalf, which we then transfer to a trust or other operating account for payment to mobile phone operators. In the event a retailer does not transfer to us payments that it receives for mobile phone airtime, we are responsible to the mobile phone operator for the cost of the airtime credited to the customer’s mobile phone. Although, in certain circumstances, we maintain credit enhancement insurance polices and take other precautions to mitigate this risk, we can provide no assurance that retailer fraud will not increase in the future or that any proceeds we receive under our insurance policies will be adequate to cover losses resulting from retailer fraud, which could have a material adverse effect on our business, financial condition and results of operations.

Because we typically enter into short-term contracts with mobile phone operators and retailers, our top-up business is subject to the risk of non-renewal of those contracts.

Our contracts with mobile phone operators to process prepaid mobile phone airtime recharge services typically have terms of two years or less. Many of those contracts may be canceled by either party upon three months’ notice. Our contracts with mobile phone operators are not exclusive, so these operators may enter into top-up contracts with other service providers. In addition, our top-up service contracts with major retailers typically have terms of one to two years and our contracts with smaller retailers typically may be canceled by either party upon three months’ notice. The cancellation or non-renewal of one or more of our significant mobile phone operator or retail contracts, or of a large enough group of our contracts with smaller retailers, could have a material adverse effect on our business, financial condition and results of operations. In addition, our contracts generally permit operators to reduce our fees at any time. Commission revenue or fee reductions by any of the mobile phone operators could also have a material adverse effect on our business, financial condition or results of operations.

In the U.S. and certain other countries, processes we employ may be subject to patent protection by other parties.

We have commenced prepaid processing operations in the U.S. The contribution of these operations to our financial results is currently insignificant, but we hope to expand this business rapidly. In the U.S., patent protection legislation permits the protection of processes. We employ certain processes in the U.S. that have been used in the industry by other parties for many years, and which we and other companies using the same or similar processes consider to be in the public domain. However, we are aware that certain parties believe they hold patents that cover some of the processes employed in the prepaid processing industry in the U.S. The question whether a process is in the public domain is a legal determination, and if this issue is litigated we cannot be certain of the outcome of any such litigation. If a person were to assert that it holds a patent covering any of the processes we use, we would be required to defend ourselves against such claim and if unsuccessful, would be required to either modify our processes or pay license fees for the use of such processes. This could materially and adversely affect our U.S. prepaid processing business and could result in our reconsidering the rate of expansion of this business in the U.S.

The level of transactions on our ATM and prepaid processing networks is subject to substantial seasonal variation, which may cause our quarterly results to fluctuate materially and create volatility in the price of our shares.

Our experience is that the level of transactions on our networks is subject to substantial seasonal variation. Transaction levels have consistently been much higher in the last quarter of the year due to increased use of ATMs and prepaid top ups during the holiday season. The level of transactions drops in the first quarter, during which transaction levels are generally the lowest we experience during the year. Since revenues of the EFT Processing and Prepaid Processing Segments are primarily transaction-based, these segments are directly affected by this cyclicality. As a result of these seasonal variations, our quarterly operating results may fluctuate materially and could lead to volatility in the price of our shares.

The stability and growth of our ATM business depend on maintaining our current card acceptance and ATM management agreements with banks and international card organizations, and on securing new arrangements for card acceptance and ATM management.

The stability and future growth of our ATM business depend in part on our ability to sign card acceptance and ATM management agreements with banks and international card organizations. Card acceptance agreements allow our ATMs to accept credit and debit cards issued by banks and international card organizations. ATM management agreements generate service income from our management of ATMs for banks. These agreements are the primary source of our ATM business.

These agreements have expiration dates and banks and international card organizations are generally not obligated to renew them. In some cases, banks may terminate their contracts prior to the expiration of their terms. We cannot assure you that we will be able to continue to sign or maintain these agreements on terms and conditions acceptable to us or that international card organizations will continue to permit our ATMs to accept their credit and debit cards. The inability to continue to sign or maintain these agreements, or to continue to accept the credit and debit cards of local banks and international card organizations at our ATMs in the future, could have a material adverse effect on our business, growth, financial condition or results of operations.

Retaining the founders of our company, and of e-pay and transact, and finding and retaining qualified personnel in Europe are essential to our continued success.

Our strategy and its implementation depend in large part on the founders of our company, in particular Michael Brown and Daniel Henry, and their continued involvement in Euronet in the future. In addition, the success of the expansion of e-pay’s and transact’s businesses depends in large part upon the retention of e-pay’s and transact’s founders. Our success also depends in part on our ability to hire and retain highly skilled and qualified management, operating, marketing, financial and technical personnel. The competition for qualified personnel in Central Europe and the other markets where we conduct our business is intense and, accordingly, we cannot assure you that we will be able to continue to hire or retain the required personnel.

Our officers and some of our key personnel have entered into service or employment agreements containing non-competition, non-disclosure and non-solicitation covenants and providing for the granting of incentive stock options with long-term vesting requirements. However, most of these contracts do not guarantee that these individuals will continue their employment with us. The loss of our key personnel could have a material adverse effect on our business, growth, financial condition or results of operations.

Our operating results depend in part on the volume of transactions on ATMs in our network and the fees we can collect from processing these transactions.

Transaction fees from banks and international card organizations for transactions processed on our ATMs have historically accounted for a substantial majority of our revenues. These fees are set by agreement among all banks in a particular market. Although we are less dependent on these fees due to our Prepaid Processing Segment, the future operating results of our ATM business depend on the following factors:

•	the increased issuance of credit and debit cards;

•	the increased acceptance of our ATM processing and management services in our target markets;

•	the maintenance of the level of transaction fees we receive;

•	the installation of larger numbers of ATMs; and

•	the continued use of our ATMs by credit and debit cardholders.

Although we believe that the volume of transactions in developing countries will tend to increase due to growth in the number of cards being issued by banks in these markets, we anticipate that transaction levels on any given ATM in developing markets will not increase significantly. We can improve the levels of transactions on our ATM network overall by acquiring good sites for our ATMs, eliminating poor locations, entering new less-developed markets and adding new transactions to the sets of transactions that are available on our ATMs. However, we may not be successful in materially increasing transaction levels through these measures. Per-transaction fees have declined in certain markets in recent years. If we cannot continue to increase our transaction levels and per-transaction fees generally decline, our results would be adversely affected.

Our operating results depend in part on the volume of transactions for pre-paid phone services and the commissions we receive for these services.

Our prepaid processing segment derives revenues based on processing fees from mobile and other telecommunication operators or distributors of prepaid wireless products. Generally, these operators have the right to reduce the overall fee paid for each transaction, although a portion of such reductions can be passed along to retailers. In the last year, processing fees per transaction have been declining in most markets, and we expect that trend to continue. We have been able to improve our results despite that trend due to substantial growth in transactions, driven by acquisitions and organic growth. We do not expect to continue this rate of growth. If we cannot continue to increase our transaction levels and per-transaction fees continue to decline, our results would be adversely affected.

Developments in electronic financial transactions, such as the increased use of debit cards by customers and pass-through of ATM transaction fees by banks to customers or developments in the mobile phone industry, could materially reduce ATM transaction levels and our revenues.

Certain developments in the field of electronic financial transactions may reduce the amount of cash that individuals need on a daily basis, including the promotion by international card organizations and banks of the use of bank debit cards for transactions of small amounts. These developments may reduce the transaction levels that we experience on our ATMs in the markets where they occur. Banks also could elect to pass through to their customers all, or a large part of, the fees we charge for transactions on our ATMs. This would increase the cost of using our ATM machines to the banks’ customers, which may cause a decline in the use of our ATM machines and, thus, have an adverse effect on revenues. If transaction levels over our existing ATM network do not increase, growth in our revenues from the ATMs we own will depend primarily on rolling out ATMs at new sites and developing new markets, which requires capital investment and resources and reduces the margin we realize from our revenues.

The mobile phone industry is a rapidly evolving area, in which technological developments, in particular the development of new methods or services, may affect the demand for other services in a dramatic way. The development of any new technology that reduces the need or demand for prepaid mobile phone time could materially and adversely affect our business.

We generally have little control over the ATM transaction fees established in the markets where we operate, and therefore cannot control any potential reductions in these fees.

The amount of fees we receive per transaction is set in various ways in the markets in which we do business. We have card acceptance agreements or ATM management agreements with some banks under which fees are set. However, we derive the bulk of our revenues in most markets from “interchange fees” that are set by the central ATM processing switch. The banks that participate in these switches set the interchange fee, and we are not in a position in any market to influence greatly these fees, which may increase or decrease over time. A significant decrease in the interchange fee in any market could adversely affect our results in that market.

In some cases, we are dependent upon international card organizations and national transaction processing switches to provide assistance in obtaining settlement from card issuers of funds relating to transactions on our ATMs.

Our ATMs dispense cash relating to transactions on credit and debit cards issued by banks. We have in place arrangements for the settlement to us of all of those transactions, but in some cases we do not have a direct relationship with the card-issuing bank and rely for settlement on the application of rules that are administered by international card associations (such as Visa or MasterCard) or national transaction processing switching networks. If a bankcard association fails to settle transactions in accordance with those rules, we are dependent upon cooperation from such organizations or switching networks to enforce our right of settlement against such banks or card associations. Failure by such organizations or switches to provide the required cooperation could result in our inability to obtain settlement of funds relating to transactions and adversely affect our business.

We derive a significant amount of revenue in our business from service contracts signed with financial institutions to own and/or operate their ATM machines.

Certain contracts have been and, in the future, may be terminated by the financial institution resulting in a substantial reduction in revenue. Contract termination payments, if any, may be inadequate to replace revenues and operating income associated with these contracts.

Because our business is highly dependent on the proper operation of our computer network and telecommunications connections, significant technical disruptions to these systems would adversely affect our revenues and financial results.

Our business involves the operation and maintenance of a sophisticated computer network and telecommunications connections with banks, financial institutions, mobile operators and retailers. This, in turn, requires the maintenance of computer equipment and infrastructure, including telecommunications and electrical systems, and the integration and enhancement of complex software applications. Our ATM segment also uses a satellite based system that is susceptible to the risk of satellite failure. There are operational risks inherent in this type of business that can result in the temporary shutdown of part or all of our processing systems, such as failure of electrical supply, failure of computer hardware and software errors. Excluding our German ATMs, we operate all of our ATMs through our processing centers in Budapest, Hungary and Mumbai, India, and any operational problem in these centers may have a significant adverse impact on the operation of our network generally. In addition, we operate all of our top-up services through our processing centers in the U.K., Germany and the U.S., and any operational problem there could have a significant adverse impact on the operation of our top-up network.

We employ experienced operations and computer development staff and have created redundancies and procedures in our processing centers to decrease these risks. However, these risks cannot be eliminated entirely. Any technical failure that prevents operation of our systems for a significant period of time will prevent us from processing transactions during that period of time and will directly and adversely affect our revenues and financial results.

We have the risk of liability for fraudulent bankcard and other card transactions involving a breach in our security systems, as well as for ATM theft and vandalism.

We capture, transmit, handle and store sensitive information in conducting and managing electronic, financial and mobile transactions, such as card information and PIN numbers. These businesses involve certain inherent security risks, in particular the risk of electronic interception and theft of the information for use in fraudulent card transactions. We incorporate industry-standard encryption technology and processing methodology into our systems and software to maintain high levels of security. Although this technology and methodology decrease security risks, they cannot be eliminated entirely, as criminal elements apply increasingly sophisticated technology to attempt to obtain unauthorized access to the information handled by ATM and electronic financial transaction networks.

Any breach in our security systems could result in the perpetration of fraudulent financial transactions for which we may be found liable. We are insured against various risks, including theft and negligence, but our insurance coverage is subject to deductibles, exclusions and limitations that may leave us bearing some or all of any losses arising from security breaches.

In addition to electronic fraud issues, the possible theft and vandalism of ATMs present risks for our ATM business. We install ATMs at high-traffic sites and consequently our ATMs are exposed to theft and vandalism. Although we are insured against these risks, exclusions or limitations in our insurance coverage may leave us bearing some or all of any loss arising from theft or vandalism of ATMs.

We are required under German law and the rules of financial transaction switching networks in all of our markets to have “sponsors” to operate ATMs and switch ATM transactions. Our failure to secure “sponsor” arrangements in any market could prevent us from doing business in that market.

Under German law, only a licensed financial institution may operate ATMs, and we are therefore required to have a “sponsor” bank to conduct our German ATM operations. In addition, in all of our markets, our ATMs are connected to national financial transaction switching networks owned or operated by banks, and to other international financial transaction switching networks operated by organizations such as Citibank, Visa and MasterCard. The rules governing these switching networks require any company sending transactions through these switches to be a bank or a technical service processor that is approved and monitored by a bank. As a result, the operation of our ATM network in all of our markets depends on our ability to secure these “sponsor”-type arrangements with financial institutions.

To date, we have been successful in reaching contractual arrangements that have permitted us to operate in all of our target markets. However, we cannot assure you that we will continue to be successful in reaching these arrangements, and it is possible that our current arrangements will not continue to be renewed.

Our competition in the EFT Processing Segment and Prepaid Processing Segment include large, well financed companies and banks and, in the software market, companies larger than us with earlier entry into the market. As a result, we may lack the financial resources and access needed to capture increased market share.

EFT Processing Segment—Our principal EFT Processing competitors include ATM networks owned by banks and national switches consisting of consortiums of local banks that provide outsourcing and transaction services only to banks and independent ATM deployers in that country. Large, well-financed companies that operate ATMs, such as First Data Corporation, Global Payments, GTech, SINSYS or MoneyBox may also establish ATM networks or offer outsourcing services that compete with us in various markets. Competitive factors in our EFT Processing Segment business include network availability and response time, price to both the bank and to its customers, ATM location and access to other networks. These companies have greater resources and scale than we do.

Our competitors may introduce or expand their ATM networks in the future, which would lead to a decline in the usage of our ATMs.

Certain independent (non bank-owned) companies provide electronic recharge on ATMs in individual markets in which we provide this service. We are not aware of any individual independent companies providing electronic recharge on ATMs across multiple markets in which we provide this service. In this area, we believe competition will come principally from the banks providing such services on their own ATMs through relationships with mobile operators or from card transaction switching networks that add recharge transaction capabilities to their offerings (as is the case in the U.K. through the LINK network). However, there are relatively few barriers to entry in this business and larger companies that have more financial resources than we do could successfully compete with us based on a number of factors, including price.

Prepaid Processing Segment—Several companies offer electronic recharge services for mobile phone airtime on POS terminals in the markets where we do business. These companies include, but are not necessarily limited to, Alphyra, Paypoint, Omega Logic, Barclays Merchant Services and Anpost in the U.K.; On-Q and Ezipin in Australia; Milo, Kolporter and GTech in Poland; TeleCash Kommunikations-Service, GZS, ADT Jalex, ANTHROS and EVS in Germany; and PRE-Solutions, InComm and Everything Prepaid in the U.S.

We believe, however, that we currently have a competitive advantage due to various factors. First, in the U.K., Germany and Australia, our acquired subsidiaries have been concentrating on the sale of prepaid airtime for longer than most of our competitors and have significant market share in those markets. We have approximately 40% of the POS recharge market in the U.K., 60% in Germany and 47% in Australia. In addition, we offer complementary ATM and mobile recharge solutions through our EFT processing centers. We believe this will improve our ability to solicit the use of networks of devices owned by third parties (for example, banks and switching networks) to deliver recharge services. In selected developing markets, we hope to establish a first-to-market advantage by rolling out terminals rapidly before competition is established. We also have an extremely flexible technical platform that enables us to tailor POS solutions to individual merchant requirements where appropriate. The GPRS (wireless) technology, designed by our transact subsidiary, will also give us an advantage in remote areas where landline phone infrastructure is of lesser quality or nonexistent.

The principal competitive factors in this area include price (that is, the level of commission charged for each recharge transaction) and up time offered on the system. Major retailers with high volumes are in a position to demand a larger share of the commission, which increases the amount of competition among service providers.

As the volume of transactions increases, we believe the principal factors affecting competition will be quality and price, as competitors may offer lower commissions to secure business.

In addition to the above competitive factors, it is possible that mobile operators themselves may reduce commissions beyond what is able to be passed on to retailers and distributors and may take over the distribution of their own prepaid mobile phone time. They would be able to terminate our contracts with them, which could have a material adverse impact on our business.

Software Solutions Segment—We believe we are the leading supplier of electronic financial transaction processing software for the IBM iSeries (formerly AS/400) platform. Other suppliers service the software requirements of large mainframe systems and UNIX-based platforms.

Competitors of the Software Solutions Segment compete across all EFT software components in the following areas: (i) ATM, network and POS software systems, (ii) Internet banking software systems, (iii) credit card software systems, (iv) wireless banking software systems, and (v) full EFT software, including Applied Communications Inc. (ACI), Mosaic Software and Oasis Software International.

Competitive factors in the Software Solutions business include price, technology development and the ability of software systems to interact with other leading products.

We conduct a significant portion of our business in Central and Eastern European countries, and we have subsidiaries in the Middle East and Asia, where the risk of continued political, economic and regulatory change that could impact our operating results is greater than in the U.S. or Western Europe.

Certain tax jurisdictions that we operate in have complex rules regarding the valuation of inter-company services, cross-border payments between affiliated companies and the related effects on income tax, value-added tax (VAT), transfer tax and share registration tax. Our foreign subsidiaries frequently undergo VAT reviews, and two of our subsidiaries are currently undergoing comprehensive tax reviews. From time to time, we may be reviewed by tax authorities and be required to make additional tax payments should the review result in different interpretations, allocations or valuations of our services. We obtain legal, tax and regulatory advice as necessary to ensure compliance with tax and regulatory matters.

We have subsidiaries in Hungary, Poland, the Czech Republic, Romania, Slovakia, Spain, Greece, Croatia, India, Egypt and Indonesia and have operations in other countries in Central Europe, the Middle East and Asia. We sell software in many other markets in the developing world. These countries have undergone significant political, economic and social change in recent years and the risk of new, unforeseen changes in these countries remains greater than in the U.S. or Western Europe. In particular, changes in laws or regulations or in the interpretation of existing laws or regulations, whether caused by a change in government or otherwise, could materially adversely affect our business, growth, financial condition or results of operations.

For example, currently there are no limitations on the repatriation of profits from any of the countries in which we have subsidiaries (although U.S. tax laws discourage repatriation), but foreign exchange control restrictions, taxes or limitations may be imposed or increased in the future with regard to repatriation of earnings and investments from these countries. If exchange control restrictions, taxes or limitations are imposed, our ability to receive dividends or other payments from affected subsidiaries could be reduced, which may have a material adverse effect on us.

In addition, corporate, contract, property, insolvency, competition, securities and other laws and regulations in Hungary, Poland, the Czech Republic, Romania, Croatia and other countries in Central Europe have been, and continue to be, substantially revised during the completion of their transition to market economies. Therefore, the interpretation and procedural safeguards of the new legal and regulatory systems are in the process of being developed and defined, and existing laws and regulations may be applied inconsistently. Also, in some circumstances, it may not be possible to obtain the legal remedies provided for under these laws and regulations in a reasonably timely manner, if at all.

Transmittal of data by electronic means and telecommunications is subject to specific regulation in most Central European countries. Although these regulations have not had a material impact on our business to date, changes in these regulations, including taxation or limitations on transfers of data across national borders, could have a material adverse effect on our business, growth, financial condition or results of operations.

Because we derive our revenue from a multitude of countries with different currencies, our business is affected by local inflation and foreign exchange rates and policies.

We attempt to match any assets denominated in a currency with liabilities denominated in the same currency. Nonetheless, substantially all of our indebtedness is denominated in U.S. dollars, euro and British pound sterling. While a significant amount of our expenditures, including the acquisition of ATMs, executive salaries and certain long-term telecommunication contracts, are made in U.S. dollars, most of our revenues are denominated in other currencies. The U.S. dollar has recently declined significantly against these currencies. As exchange rates among the U.S. dollar, the euro, and other currencies fluctuate, the translation effect of these fluctuations may have a material adverse effect on our results of operations or financial condition as reported in U.S. dollars. Moreover, exchange rate policies have not always allowed for the free conversion of currencies at the market rate. An increase in the value of the dollar would have an adverse effect on our results.

In recent years, Hungary, Poland and the Czech Republic have experienced high levels of inflation. Consequently, these countries’ currencies have continued to decline in value against the major currencies of the

Organization of Economic Cooperation and Development (“OECD”) countries over this time period. Due to the significant reduction in the inflation rate of these countries in recent years, none of these countries are considered to have a hyper-inflationary economy. Nonetheless, rates of inflation in these countries may continue to fluctuate from time to time. The majority of our subsidiaries’ revenues are denominated in the local currency.

Our failure to timely comply with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 requires management’s annual review and evaluation of our internal controls over financial reporting, and an attestation of the effectiveness of these controls by our independent registered public accountants beginning with our fiscal year ending on December 31, 2004. We are dedicating significant resources, including management time and effort, and incurring substantial costs in connection with our ongoing Section 404 assessment. We are currently documenting and testing our internal controls, implementing improvements and remediating identified deficiencies. The evaluation of our internal controls is being conducted under the direction of our senior management in consultation with independent third party consultants. In addition, our management is regularly discussing the results of our testing and any proposed improvements to our control environment with our Audit Committee. Our work is not yet complete, despite the mobilization of significant resources for our Section 404 assessment and we may not be able to complete the evaluation of our internal controls over financial reporting prior to our filing deadline in sufficient time to permit our independent registered public accountants to test our controls and timely complete their attestation procedures of our controls in a manner that will allow us to timely comply with applicable SEC rules and regulations. Failure to meet the annual assessment deadlines or to achieve and maintain an effective internal control environment could have a material adverse effect on our stock price.

Our directors and officers, together with the entities with which they are associated, owned about 17.0% of our common stock as of September 30, 2004, giving them significant control over decisions related to our Company.

This control includes the ability to influence the election of other directors of our Company and to cast a large block of votes with respect to virtually all matters submitted to a vote of our stockholders. This concentration of control may have the effect of delaying or preventing transactions or a potential change of control of our Company.

The sale of a substantial amount of our common stock in the public market could materially decrease the market price of our common stock, and about 34% of our outstanding common stock, while not currently traded publicly, could be publicly traded in blocks in the future because we have filed resale registrations statements for a majority of such shares.

If a substantial amount of our common stock were sold in the public market, or even targeted for sale, this could have a material adverse effect on the market price of our common stock and our ability to sell common stock in the future. As of September 30, 2004, we had approximately 32 million shares of common stock outstanding, of which approximately 10.7 million shares (including the shares we issued in the transact acquisition, the Fletcher financing, the Precept and the CPI acquisitions), or about 34%, are not currently traded on the public market. About 4.6 million of these shares are held by persons who may be deemed to be our affiliates and who would be subject to Rule 144 of the general rules and regulations of the Commission. Rule 144 limits the number of shares that affiliates can publicly sell during each 90-day period. However, over the course of time, these 10.7 million shares have the potential to be publicly traded, perhaps in large blocks. Moreover, we have filed registration statements to permit the resale of a substantial portion of such shares, which would permit them to sell shares at any time without regard to the Rule 144 limitations. We, our executive officers and directors have agreed, subject to limited exceptions, not to directly or indirectly offer, sell or otherwise dispose of any shares of our common stock or any securities convertible or exchangeable into our common stock for a period of 90 days from the date of this prospectus. However, notwithstanding the foregoing restriction, our executive officers and directors, several of whom have existing Rule 10b5-1 plans, may sell shares of our common stock pursuant to such plans during the 90-day lockup period. In addition, none of our other shareholders have entered into any such lockup agreements.

An additional 8.1 million shares of common stock could be added to the total outstanding common stock through the exercise of options and warrants or the issuance of additional shares of our common stock pursuant to existing agreements. This could dilute the ownership percentage of current stockholders. Also, once they are outstanding, these shares of common stock could be traded in the future and result in a material decrease in the market price of our common stock.

As of September 30, 2004, we had an aggregate of 5.7 million options outstanding held by our directors, officers and employees, which entitles these holders to acquire an equal number of shares of our common stock on exercise. Of this amount, 2.7 million options are currently vested, which means they can be exercised at any time. An additional approximate 0.4 million shares of our common stock are issuable in connection with our employee stock purchase plan. Additionally, we may be required to issue an additional approximate 1.7 million shares of our common stock (based on current prices and estimated earn-out payments) to the shareholders of CPI, transact, AIM, EPS and Melfur under contingent “earn-out” payments in connection with these acquisitions. The number of shares issued under the earn outs will depend upon performance of the businesses acquired and the trading price of our common stock at the time we make the earn out payments. We have estimated the earn-out payment in the transact acquisition to be approximately $20 million to $30 million (50% payable in cash and 50% in our common stock). Another 0.3 million shares could be issued upon exercise of warrants all of which are vested. Accordingly, in addition to the shares issuable upon conversion of the Debentures, approximately 8.1 million shares (based on current prices and estimated earn-out payments) could potentially be added to the total current outstanding common stock through the exercise of options and warrants or the issuance of additional shares, and thereby dilute the ownership percentage of the current owners. The actual number of shares issuable could be higher depending upon the actual amounts of the earn-outs and our stock price at the time of payment (more shares could be issuable if our share price declines), which could increase dilution and reduce earnings per share. A significant portion of the shares issuable may be issued as early as the first quarter of 2005. The indenture will not contain anti-dilution adjustments for such issuances.

Of the 5.7 million total options outstanding, an aggregate of 1.9 million options are held by persons who may be deemed to be our affiliates and who would be subject to Rule 144. Thus, upon exercise of their options, these affiliates’ shares would be subject to the trading restrictions imposed by Rule 144. For the remainder of the options, the warrants and the shares issuable as earn-outs described above, the common stock issued on their exercise or conversion would be freely tradable in the public market. Over the course of time, all of the issued shares have the potential to be publicly traded, perhaps in large blocks.

Risks Related to the Debentures

Because we operate primarily through subsidiaries, we may be unable to repay or repurchase the Debentures if our subsidiaries are unable to pay dividends or make advances to us.

We are a United States holding company and conduct most of our operations through our subsidiaries, most of which are located in other countries. Our ability to meet our debt service obligations will therefore be dependent upon receipt of dividends, interest income and loans from our direct and indirect subsidiaries. In addition, under applicable law, our subsidiaries may be limited in the amounts that they are permitted to pay as dividends to us on their capital stock. In particular, there are significant tax and other legal restrictions on the ability of a non-U.S. subsidiary to remit money to us. As a result, our subsidiaries may not be able to pay dividends to us. If they are not, we will not be able to make debt service payments on the Debentures and our other outstanding debt obligations.

At maturity, the entire outstanding principal amount of the Debentures will become due and payable by us. In addition, each holder of the Debentures may require us to repurchase all or a portion of that holder’s Debentures on December 15, of 2009, 2014 and 2019 or, if a “change of control,” as defined in the indenture, of Euronet occurs. A “change of control” also may constitute an event of default under, and result in the acceleration of the maturity of, indebtedness under our credit facilities or other indebtedness that we have or may incur in the future. At maturity or upon a repurchase request, if we do not have sufficient funds on hand or available through existing borrowing facilities or through the declaration and payment of dividends or through loans by our subsidiaries, we will need to seek additional financing. Additional financing may not be available to us in the amounts necessary.

Our existing credit facilities contain, and future borrowing arrangements or agreements may contain, restrictions on our repayment or repurchase of the Debentures under certain conditions. In the event that the maturity date or repurchase request occurs at a time when we are restricted from repaying or repurchasing the Debentures, we could attempt to obtain the consent of the lenders under those arrangements to repurchase the Debentures or we could attempt to refinance the borrowings that contain the restrictions. If we do not obtain the necessary consents or refinance these borrowings, we will be unable to repay or repurchase the Debentures. Failure by us to repay or repurchase the Debentures when required will result in an event of default with respect to the Debentures, which would, in turn, result in an event of default under our existing credit facilities or may result in an event of default under such other arrangements.

The Debentures will be effectively subordinated to existing and future indebtedness and other liabilities of our subsidiaries.

Because we operate primarily through our subsidiaries, we derive most of our revenues from and hold most of our assets through, those subsidiaries. As a result, we rely upon distributions and advances from our subsidiaries in order to meet our payment obligations under the Debentures and our other obligations. In general, these subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on our debt securities, including the Debentures, or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. Our right to receive any assets of any subsidiary in the event of a bankruptcy or liquidation of the subsidiary, and therefore the right of our creditors to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any subsidiary, our rights as a creditor would be subordinated to any indebtedness of that subsidiary senior to that held by us, including secured indebtedness to the extent of the assets securing such indebtedness. As of September 30, 2004, our subsidiaries had outstanding liabilities of approximately $226.3 million, excluding intercompany indebtedness.

Our stock price, and therefore the price of the Debentures, may be subject to significant fluctuations and volatility.

The market price of the Debentures is expected to be significantly affected by the market price of our common stock. This may result in greater volatility in the trading value of the Debentures than would be expected for non-convertible debt securities that we issue. Among the factors that could affect our common stock price are those discussed above under “-Risks Related to Our Business” as well as:

•	technological innovations;

•	the introduction of new products or proprietary rights;

•	changes in our product pricing policies or those of our competitors;

•	quarterly variations in our operating results;

•	changes in revenue or earnings estimates or publication of research reports by analysts;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors;

•	general market conditions; and

•	domestic and international economic factors unrelated to our performance.

In addition, the stock markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and of the Debentures.

The trading prices for the Debentures will be directly affected by the trading prices for our common stock, which are impossible to predict.

The price of our common stock could be affected by possible sales of our common stock by investors who view the Debentures as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading prices of the Debentures.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the Debentures, if any, would cause the liquidity or market value of the Debentures to decline significantly.

The Debentures have not yet been rated by a rating agency. There can be no assurance that any rating will be assigned and if assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency. As a result, the market price of the Debentures could be adversely affected.

There may be no public market for the Debentures and initially there will be restrictions on resale of the Debentures.

Prior to this offering, there has been no trading market for the Debentures. We do not intend to apply for listing of the Debentures on any securities exchange or any automated quotation system. Although the initial purchaser has advised us that it currently intends to make a market in the Debentures, it is not obligated to do so and may discontinue its market-making activities at any time without notice. Consequently, we cannot be sure that any market for the Debentures will develop, or if one does develop, that it will be maintained. If an active market for the Debentures fails to develop or be sustained, the trading price and liquidity of the Debentures could be adversely affected.

The Debentures and the common stock to be issued upon conversion of the Debentures have not been registered under the Securities Act and are not transferable except upon satisfaction of the conditions described under “Transfer Restrictions.” Although we have agreed to use our commercially reasonable efforts to have declared effective a shelf registration statement covering the Debentures and the common stock issuable upon conversion of the Debentures within 180 days after the date the Debentures are originally issued, we may not be able to have the registration statement declared effective within that time period, if at all. If you convert some or all of your Debentures into common stock when there exists a default with respect to our obligation to register the common stock, you will not be entitled to receive liquidated damages on such common stock, but you will receive additional shares upon conversion (except to the extent we elect to deliver cash upon conversion).

If you are able to resell your Debentures, many other factors may affect the price you receive, which may be lower than you believe to be appropriate.

If you are able to resell your Debentures, the price you receive will depend on many other factors that may vary over time, including:

•	the number of potential buyers;

•	the level of liquidity of the Debentures;

•	ratings published by major credit rating agencies;

•	our financial performance;

•	the amount of indebtedness we have outstanding;

•	the level, direction and volatility of market interest rates generally;

•	the market for similar securities;

•	the redemption and repayment features of the Debentures to be sold; and

•	the time remaining to the maturity of your Debentures.

As a result of these factors, you may only be able to sell your Debentures at prices below those you believe to be appropriate, including prices below the price you paid for them.

The conditional conversion feature of the Debentures could result in you not receiving the value of the common stock into which the Debentures are convertible.

The Debentures are convertible into common stock only if specific conditions are met. If the specific conditions for conversion are not met, you may not be able to receive the value of the common stock into which your Debentures would otherwise be convertible.

The conversion rate of the Debentures may not be adjusted for all dilutive events.

The conversion rate of the Debentures is subject to adjustment for certain events, including but not limited to the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions or combinations of our common stock, distributions of capital stock, indebtedness or assets, certain cash dividends and certain tender or exchange offers as described under “Description of the Debentures-Conversion Rights-Conversion Rate Adjustments.” The conversion rate will not be adjusted for other events, such as an issuance of common stock for cash, that may adversely affect the trading price of the Debentures or the common stock. There can be no assurance that an event that adversely affects the value of the Debentures, but does not result in an adjustment to the conversion rate, will not occur.

You should consider the United States federal income tax consequences of owning Debentures.

We and each holder of the Debentures agree to treat the Debentures as contingent payment debt instruments for U.S. federal income tax purposes, subject to the contingent payment debt instrument rules applicable to such instruments for U.S. federal income tax purposes. The discussion below, and the discussion under the heading “Certain United States Federal Income Tax Considerations,” assume that the Debentures will be so treated. However, the U.S. federal income tax characterization of the Debentures is uncertain and, thus, no assurance can be given that the Internal Revenue Service will not assert that the Debentures should be treated in a different manner. Such an alternative characterization could affect the amount, timing and character of income, gain or loss in respect of an investment in the Debentures.

Pursuant to the rules applicable to contingent payment debt instruments you will generally be required to include amounts in your taxable income, as ordinary income, with respect to the Debentures in the manner described in certain “Certain United States Federal Income Tax Considerations-Accrual of Interest on the Debentures,” regardless of whether you normally use the cash or accrual method of tax accounting. As a result, you will generally be required to include amounts in your taxable income based on the rate at which we would issue a noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to those of the Debentures (which we have determined to be 9.05%), which rate will be substantially in excess of the stated interest rate on the Debentures. As a result, you will be required to include amounts in taxable income each year substantially in excess of the stated interest payable on the Debentures. Further, upon a sale, exchange, conversion, repurchase or redemption of a Debenture, you will be required to recognize gain or loss equal to the difference between your amount realized (which will include the value of our common stock if you exercise your conversion rights) and your adjusted tax basis in the Debenture, with any such gain (and with all or a portion of any such loss) being classified as ordinary income (or ordinary loss) rather than as capital gain (or capital loss). See “Certain United States Federal Income Tax Considerations.” You should consult your tax advisor as to the United States federal, state and local (as well as foreign) tax consequences of acquiring, owning and disposing of the Debentures.

Our interest deductions attributable to the Debentures may be deferred, limited or eliminated under certain conditions.

An issuer of a convertible debt may not deduct any premium paid upon its repurchase of such debt if the premium exceeds a normal call premium. This denial of an interest deduction, however, does not apply to accruals of interest based on the comparable yield of a convertible debt instrument. Nonetheless, the anti-abuse regulation, set forth in Section 1.1275-2(g), grants the Commissioner of the Internal Revenue Service authority to depart from the regulations if a result is achieved which is unreasonable in light of the original issue discount provisions of the Code, including Section 163(e). The anti-abuse regulation further provides that the Commissioner may, under this authority, treat a contingent payment feature of a debt instrument as if it were a separate position. If such an analysis were applied to the Debentures and ultimately sustained, our deductions attributable to the Debentures could be limited to the stated interest. The scope of application of the anti-abuse regulations is unclear. The Company, however, is of the view that application of the Contingent Debt Regulations to the Debentures as contemplated herein is a reasonable result such that the anti-abuse regulation should not apply. If a contrary position were asserted and ultimately sustained, our tax deductions would be severely diminished with a resulting adverse tax effect on our cash flow and ability to service the Debentures.

Under the Code, no deduction is allowed for interest expense in excess of $5 million on convertible subordinated acquisition indebtedness incurred to acquire stock or assets of another corporation. If a significant portion of the proceeds from the issuance of the Debentures, either alone or together with other debt proceeds, were used for a domestic acquisition and the Debentures and other debt, if any, were deemed subordinated to certain creditors of the affiliated group, interest deductions for tax purposes in excess of $5 million on such debt would be disallowed. This would adversely impact our cash flow and our ability to pay down the Debentures. We do not currently anticipate that this limitation will apply but there can be no assurance of that fact.

You may have to pay taxes with respect to distributions on our common stock that you do not receive.

The conversion rate of the Debentures is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See “Description of the Debentures-Conversion Rights-Conversion Rate Adjustments.” If the conversion rate is adjusted as a result of a distribution that is taxable to our common stock holders, such as a cash dividend, you may be required to include an amount in income for federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution. The amount that you would have to include in income will generally be equal to the amount of the distribution that you would have received if you had settled the purchase contract and purchased our common stock. In addition, non-U.S. holders of Debentures may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Certain United States Federal Income Tax Considerations.”

The Debentures do not restrict our ability to incur additional debt or to take other action that could negatively impact holders of the Debentures.

We are not restricted under the terms of the indenture and the Debentures from incurring additional indebtedness or securing indebtedness other than the Debentures. In addition, the Debentures do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt and take a number of other actions that are not limited by the terms of the indenture and the Debentures could have the effect of diminishing our ability to make payments on the Debentures when due. In addition, we are not restricted from repurchasing subordinated indebtedness or common stock by the terms of the indenture and the Debentures.

Conversion of the Debentures will dilute the ownership interest of existing stockholders, including holders who had previously converted their Debentures.

The conversion of some or all of the Debentures will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the Debentures may encourage short selling by market participants because the conversion of the Debentures could depress the price of our common stock.

If you hold Debentures, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Debentures, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your Debentures and, in limited cases, under the conversion rate adjustments applicable to the Debentures. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

We have various mechanisms in place to discourage takeover attempts, which may reduce or eliminate our stockholders’ ability to sell their shares for a premium in a change of control transaction.

Various provisions of our certificate of incorporation and bylaws and of Delaware corporate law may discourage, delay or prevent a change in control or takeover attempt of our company by a third party that is opposed to by our management and board of directors. Public stockholders who might desire to participate in such a transaction may not have the opportunity to do so. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change of control or change in our management and board of directors. These provisions include:

•	preferred stock that could be issued by our board of directors to make it more difficult for a third party to acquire, or to discourage a third party from acquiring, a majority of our outstanding voting stock;

•	classification of our directors into three classes with respect to the time for which they hold office;

•	supermajority voting requirements to amend the provision in our certificate of incorporation providing for the classification of our directors into three such classes;

•	non-cumulative voting for directors;

•	control by our board of directors of the size of our board of directors;

•	limitations on the ability of stockholders to call special meetings of stockholders; and

•	advance notice requirements for nominations of candidates for election to our board of directors or for proposing matters that can be acted upon by our stockholders at stockholder meetings.

We have also approved a stockholders’ rights agreement (the “Rights Agreement”) between Euronet and EquiServe Trust Company, N.A., as Rights Agent. Pursuant to the Rights Agreement, holders of our common stock are entitled to purchase one one-thousandth (1/1,000) of a share (a “Unit”) of Junior Preferred Stock at a price of $57.00 per Unit upon certain events. The purchase price is subject to appropriate adjustment for stock splits and other similar events. Generally, in the event a person or entity acquires, or initiates a tender offer to acquire, at least 15% of Euronet’s then outstanding common stock, the Rights will become exercisable for common stock having a value equal to two times the exercise price of the Right, or effectively at one-half of Euronet’s then-current stock price. The existence of the Rights Plan may discourage, delay or prevent a change of control or takeover attempt of our company by a third party that is opposed to by our management and board of directors.

USE OF PROCEEDS

The securities to be offered and sold using this prospectus will be offered and sold by the selling security holders. We will not receive any proceeds from the sale by the selling security holders of Debentures or shares of our common stock issued upon conversion thereof that are offered pursuant to this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the indicated periods.

Nine Months Ended September 30,		Fiscal Year Ended December 31,
2004	2003	2003	2002	2001	2000	1999
4.56	3.69	2.96	—	0.99		—

For purposes of computing the ratios of earnings to fixed charges, earnings consist of income before taxes plus fixed charges, and fixed charges consist of interest expense and the portion of rental expense under operating leases representative of an interest factor. In 1999, 2000, and 2002, our earnings were insufficient to cover fixed charges by $23.4 million, $36.7 million, and $1.7 million, respectively.

DESCRIPTION OF CREDIT FACILITY

On October 25, 2004, we and certain of our subsidiaries entered into two new revolving credit agreements with Bank of America, N.A. (“Bank of America”). The first agreement is a $10 million Credit Agreement dated October 25, 2004 (the “US Credit Agreement”) among us, as “Borrower” and as “Borrower Agent” for our subsidiaries PaySpot, Inc. Euronet USA, Inc., Prepaid Concepts, Inc. and Call Processing, Inc. (collectively, the “US Borrowers”), and Bank of America, as “Agent”, and as “Lender”, together with the other “Lenders” (as defined in the US Credit Agreement) from time to time party thereto. The US Credit Agreement provides the US Borrowers with a $10 million revolving line of credit that terminates on October 25, 2006. Borrowings under the US Credit Agreement bear interest at the election of the Borrower at either a Prime Rate (as defined in the US Credit Agreement) as in effect from time to time plus an amount specified in the US Credit Agreement or a fixed rate equal to the LIBOR Rate (as defined in the US Credit Agreement) for the applicable Interest Period (as defined in the US Credit Agreement) plus an Applicable Margin, as set forth in the US Credit Agreement, as in effect on the date of disbursement of the loan proceeds that varies based on the Registrant’s Consolidated Funded Debt to EBITDA ratio. The US Credit Agreement contains customary events of default and covenants related to limitations on indebtedness, investments, dividends, assets sales and the maintenance of certain financial ratios and covenants, including a debt to EBITDA ratio, fixed charge coverage ratio and minimum EBITDA. Under the US Credit Agreement, we have granted a security interest in favor of Bank of America in 100% of the equity interests in any and all of our U.S. Subsidiaries (as defined in the US Credit Agreement) and 65% of the equity interests in EFT Services Holdings B.V.

We also entered into a $30 million Credit Agreement dated October 25, 2004 (the “Euro Credit Agreement”) among the US, as “Borrower Agent”, and our European subsidiaries e-pay Holdings Limited and Delta Euronet GmbH (collectively, the “Euro Borrowers”), and Bank of America, as “Agent” and as “Lender”, together with the other “Lenders” from time to time party thereto. The Euro Credit Agreement provides the Euro Borrowers with a $30 million revolving line of credit that terminates on October 25, 2006. Borrowings under the Euro Credit Agreement denominated in Euros bear interest at a floating rate equal to the EURIBOR Rate (as defined in the Euro Credit Agreement) for the applicable Interest Period (as defined in the Euro Credit Agreement) plus an Applicable Margin, as set forth in the Euro Credit Agreement, as in effect on the date of disbursement of the loan proceeds that varies based on the Registrant’s Consolidated Funded Debt to EBITDA ratio plus the UK Mandatory Costs (as defined in the Euro Credit Agreement) in effect on the date of disbursement of the proceeds of such loans. Borrowings under the Euro Credit Agreement denominated in British Pounds Sterling bear interest at a floating rate equal to the LIBOR Rate (as defined in the Euro Credit Agreement) plus an Applicable Margin, as set forth in the Euro Credit Agreement, as in effect on the date of disbursement of the loan proceeds that varies based on the Registrant’s Consolidated Fund Debt to EBITDA ratio plus the UK Mandatory Costs in effect on the date of disbursement of the proceeds of such loans. The Euro Credit Agreement contains customary events of default and covenants related to limitations on indebtedness, investments, dividends, asset sales and the maintenance of certain financial ratios and covenants. Under the Euro Credit Agreement, we have granted a security interest in favor of Bank of America in 100% of the equity interests in certain of our Foreign Subsidiaries (as defined in the Euro Credit Agreement), and 100% of the equity interests in our U.S. Subsidiaries (which shall be subordinate to any security interest granted by such persons in connection with the US Credit Agreement).

Events of default under these credit facilities are typical for credit agreements of these types and include, without limitation:

•	the non-payment of amounts owed under the credit facility;

•	material breaches of representations and warranties;

•	failure to comply with the provisions of the credit agreement;

•	cross default with other indebtedness;

•	failure to pay and bond or otherwise discharge any judgment or order for the payment of money in excess of $750,000;

•	occurrence of certain events in connection with any of our defined benefit pension plans which may have a materially adverse effect on our business or financial condition;

•	certain events of bankruptcy and insolvency; and

•	a change of control.

DESCRIPTION OF THE DEBENTURES

We issued the Debentures under an indenture, dated as of December 15, 2004 between us and US Bank, as trustee. Initially, the trustee will also act as paying agent, conversion agent and calculation agent for the Debentures. The terms of the Debentures include those provided in the indenture and those provided in the registration rights agreement we entered into with the initial purchaser.

The following description is only a summary of the material provisions of the Debentures, the indenture and the registration rights agreement. We urge you to read these documents in their entirety because they, and not this description, define your rights as holders of the Debentures. You may request a copy of the indenture and the registration rights agreement from us.

When we refer to “Euronet,” “EEFT,” “we,” “our” or “us” in this section, we refer only to Euronet Worldwide, Inc., a Delaware corporation, and not its subsidiaries.

Brief Description of the Debentures

The Debentures:

•	bear cash interest at a rate of 1.625% per annum, payable on June 15 and December 15 of each year, beginning June 15, 2005;

•	bear contingent interest that may be payable as set forth below under “-Contingent Interest”;

•	benefit from the provisions of a registration rights agreement, including the right to receive liquidated damages if we fail to comply with certain of our obligations under such agreement as set forth below under “-Registration Rights”;

•	are issued only in denominations of $1,000 principal amount and integral multiples thereof;

•	are general unsecured obligations of Euronet, ranking equally with all of our other obligations that are unsecured and unsubordinated; as unsecured indebtedness of Euronet, the Debentures are effectively subordinated to all of our secured indebtedness, with respect to the collateral securing such indebtedness, and to all indebtedness and liabilities of our subsidiaries;

•	subject to our right to deliver, in lieu of common stock, cash or a combination of cash and common stock, are convertible into our common stock, at an initial conversion rate of 29.7392 shares of common stock per $1,000 principal amount of Debentures (equivalent to an initial conversion price of approximately $33.63 per share), under the conditions and subject to such adjustments as are described under “-Conversion Rights;”

•	are redeemable at our option in whole or in part for cash beginning on December 20, 2009, as set forth under “-Optional Redemption by Us;”

•	entitle the holders to require us to repurchase the Debentures on December 15, 2009, December 15, 2014 and December 15, 2019, as set forth under “-Repurchase of Debentures at the Option of the Holders;”

•	entitle the holders to require us to repurchase the Debentures upon a Change of Control as set forth under “-Repurchase of Debentures at the Option of Holders Upon a Change of Control;”

•	are entitled to an increase in the conversion rate upon the occurrence of a change of control, or in lieu thereof at our election, in certain circumstances, to an adjustment in the conversion rate and related conversion obligation so that the Debentures are convertible into shares of the acquiring or surviving company; and

•	are due on December 15, 2024, unless earlier converted, redeemed by us at our option or repurchased by us at your option.

The indenture does not contain any financial covenants and does not restrict us from paying dividends, incurring additional indebtedness or issuing or repurchasing our other securities. The indenture also does not protect you in the event of a highly leveraged transaction or a change of control of Euronet, except to the extent described under “-Repurchase of Debentures at the Option of Holders Upon a Change of Control” below.

No sinking fund is provided for the Debentures and the Debentures are not subject to defeasance. The Debentures are issued only in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof.

Definitive Debentures will only be issued under the limited circumstances described under “-Form, Denomination and Registration.” You may present definitive Debentures for conversion and registration of transfer and exchange at the office or agency maintained by us for that purpose, which shall initially be the principal corporate trust office of the trustee currently located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110. For information regarding conversion, registration of transfer and exchange of global Debentures, see “-Form, Denomination and Registration.” There will not be a service charge for any registration of transfer or exchange of Debentures, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

We will make all payments on global Debentures to The Depository Trust Company in immediately available funds.

Interest

The Debentures bear interest at a rate of 1.625% per annum from December 15, 2004. We will also pay contingent interest on the Debentures in the circumstances described under “-Contingent Interest.”

We will pay interest (including contingent interest and liquidated damages, if any) semiannually on June 15 and December 15 of each year, beginning June 15, 2005, to the holders of record at the close of business on the preceding June 1 and December 1, respectively. In general, we will not pay accrued and unpaid interest, including contingent interest, if any, on any Debentures that are converted into our common stock. Instead, accrued interest, including contingent interest, if any, will be deemed paid by the common stock or cash received by holders on conversion. You will receive, however, accrued and unpaid liquidated damages, if any, to the conversion date. If a holder of Debentures converts after a record date for an interest payment but prior to the corresponding interest payment date, the holder will receive on that interest payment date accrued and unpaid interest, including contingent interest, if any, on those Debentures, notwithstanding the holder’s conversion of those Debentures prior to that interest payment date, because that holder will have been the holder of record on the corresponding record date. However, at the time that a holder surrenders Debentures for conversion, the holder must pay to us an amount equal to the interest (including contingent interest, if any) that will be paid on the related interest payment date. The preceding sentence does not apply, however, if (1) we have specified a redemption date that is after a record date for an interest payment but on or prior to the corresponding interest payment date, (2) we have specified a repurchase date following a change of control that is during such period or (3) any overdue interest exists at the time of conversion with respect to the Debentures converted. Accordingly, under those circumstances, a holder of Debentures who chooses to convert those Debentures on a date that is after a record date but prior to the corresponding interest payment date will not be required to pay us, at the time that holder surrenders those Debentures for conversion, the amount of interest, including contingent interest, if any, it will receive on the interest payment date.

We will pay interest, including contingent interest and liquidated damages, if any, on:

•	global Debentures to The Depository Trust Company, or DTC, in immediately available funds;

•	any definitive Debentures having an aggregate principal amount of $5,000,000 or less by check mailed to the holders of those Debentures; and

•	any definitive Debentures having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds if requested by the holders of those Debentures at least five business days prior to the payment date.

Interest (including contingent interest and liquidated damages, if any) on the Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date (other than an interest payment date coinciding with the stated maturity date or earlier redemption date, repurchase date or change of control repurchase date) of a Debenture falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day. If the stated maturity date, redemption date, repurchase date or change of control repurchase date of a Debenture would fall on a day that is not a business day, the required payment of interest, if any, (including contingent interest and liquidated damages, if any) and principal will be made on the next succeeding business day and no interest on such payment will accrue for the period from and after the stated maturity date, redemption date, repurchase date or change of control repurchase date to such next succeeding business day. The term “business day” means, with respect to any Debenture, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

Contingent Interest

We will pay contingent interest to the holders of Debentures commencing with the period beginning December 20, 2009 to June 14, 2010 and for any six-month period from June 15 to December 14 and from December 15 to June 14 thereafter, if the average trading price of a Debenture for the five trading days ending on the second trading day immediately preceding the relevant contingent interest period equals or exceeds 120% of the principal amount of the Debenture. For any period when contingent interest shall be payable, the contingent interest payable per $1,000 principal amount of Debentures will equal 0.30% per annum calculated on the average trading price of $1,000 principal amount of Debentures during the five consecutive trading-day period referred to above used to determine whether contingent interest must be paid. “Trading price” is defined below under “-Conversion Rights-Conversion Upon Satisfaction of Trading Price Condition.” “Trading day” is defined below under “-Conversion Rights-Conversion Upon Satisfaction of Market Price Condition.”

Contingent interest, if any, will accrue and be payable to holders of Debentures as of the regular interest record date occurring immediately prior to the end of the relevant contingent interest period. Such payments will be paid on the regular interest payment date occurring one day after the end of the relevant contingent interest period. Payments of contingent interest shall be made in the same manner, and subject to the same restrictions, including those restrictions in respect of payments of accrued and unpaid interest on any Debentures that are converted into our common stock, as set forth above under “-Interest.”

Upon determination that holders of Debentures will be entitled to receive contingent interest, on or prior to the start of such contingent interest period, we will issue a press release and publish the information on our website on the World Wide Web or through another public medium we may use at that time.

Conversion Rights

General

Subject to the conditions and during the periods described below, holders may convert their Debentures at any time prior to the close of business on the maturity date into shares of our common stock. For each $1,000 principal amount of Debentures surrendered for conversion, a holder will receive 29.7392 shares (the “conversion rate”), equal to an initial conversion price of approximately $33.63, subject to adjustment as set forth in “-Conversion Rate Adjustments” below.

Upon conversion, we may choose to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock, as described below.

We will not issue fractional shares of common stock upon conversion of the Debentures. Instead, we will pay cash based on the closing price of our common stock on the trading day prior to the conversion date for all fractional shares of common stock. You may convert Debentures only in denominations of $1,000 principal amount and integral multiples thereof.

Any Debentures called for redemption must be surrendered for conversion prior to the close of business on the business day prior to the redemption date.

If you have exercised your right to require us to repurchase your Debentures as described under “-Repurchase of Debentures at the Option of the Holders” or “-Repurchase of Debentures at the Option of Holders Upon a Change of Control,” you may convert your Debentures into our common stock only if you withdraw your repurchase notice or change of control repurchase notice, as the case may be.

To convert your Debenture (other than a Debenture held in book-entry form through DTC) into common stock you must:

•	complete and manually sign the conversion notice on the back of the Debenture or facsimile of the conversion notice and deliver this notice to the conversion agent;

•	surrender the Debenture to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest (including contingent interest, if any) payable on the next interest payment date.

Holders of Debentures held in book-entry form through DTC must comply with the requirements in the last three bullets above and follow DTC’s customary practices. The date you comply with these requirements is the conversion date under the indenture. Settlement of our obligation to deliver shares and cash (if any) with respect to a conversion will occur in the manner and on the dates described under “-Payment Upon Conversion” below. Any delivery of shares will be accomplished by delivery to the conversion agent of certificates for the relevant number of shares, other than in the case of holders of Debentures in book-entry form with DTC, which shares shall be delivered in accordance with DTC customary practices. In addition, we will pay cash for any fractional shares, as described above.

If you deliver a Debenture for conversion, you will not be required to pay any taxes or duties for the issuance or delivery of common stock, if any, upon conversion. However, we will not pay any transfer tax or duty payable as result of the issuance or delivery of the common stock in a name other than that of the holder of the Debenture. We will not issue or deliver common stock certificates unless we have been paid the amount of any transfer tax or duty or we have been provided satisfactory evidence that the transfer tax or duty has been paid.

By delivering to the holder the number of shares or the amount of cash, if any, determined as set forth below under “-Payment Upon Conversion,” together with cash in lieu of any fractional shares, we will satisfy our obligation with respect to the Debentures. That is, accrued and unpaid interest, including contingent interest, if any, will be deemed to be paid in full rather than cancelled, extinguished or forfeited, except as set forth above under “-Interest.”

Due to new accounting rules, shares issuable upon conversion of convertible debt instruments with contingent conversion provisions such as the Debentures must be included in diluted earnings per share computations regardless of whether the contingent conversion conditions have been achieved. As a result, assuming the initial purchaser does not exercise its option to purchase additional Debentures and assuming we do not irrevocably elect to pay principal on the Debentures in cash (as described in “-Payment Upon Conversion-Conversion after Irrevocable Election to Pay Principal in Cash”), an additional 4,163,488 shares of our common stock, representing approximately 12.5% of our common stock outstanding on the date hereof, will be included in our future calculations of diluted earnings per share beginning with the first quarter of 2005.

Payment Upon Conversion

Conversion on or Prior to the Final Notice Date. In the event that we receive your notice of conversion on or prior to the day that is 20 days prior to either maturity or, with respect to Debentures being redeemed, the applicable redemption date (the “final notice date”), the following procedures will apply.

If we choose to satisfy all or any portion of our obligation (the “conversion obligation”) in cash, we will notify you through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is two business days following receipt of your notice of conversion (the “cash settlement notice period”). If we timely elect to pay cash for any portion of the shares otherwise issuable to you, you may retract the conversion notice at any time during the two business day period beginning on the day after the final day of the cash settlement notice period (the “conversion retraction period”). No such retraction can be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in cash and/or shares) (other than with respect to any additional shares you may receive, as described under “Adjustment to Conversion Rate Upon a Change of Control”, for which settlement will occur as described in that section of this prospectus) will occur on the third business day following the final day of the 20 trading day period beginning on the day after the final day of the conversion retraction period (the “cash settlement averaging period”). Settlement amounts will be computed as follows:

•

If we elect to satisfy the entire conversion obligation in shares, we will deliver to you a number of shares equal to (i) the aggregate principal amount of Debentures to be converted divided by 1,000, multiplied by (ii) the sum of the applicable conversion rate and the applicable number of additional shares issuable upon conversion of $1,000 principal amount of Debentures, if any, as described under “-Adjustment to Conversion Rate Upon a Change of Control”; provided that if on the date you submit your notice of conversion (x) you hold Debentures that are neither registered under the Securities Act nor immediately freely saleable pursuant to Rule 144(k) under the Securities Act and (y) there exists a registration default as defined under “-Registration Rights,” for purposes of clause (ii) (including for purposes of calculations pursuant to the second and third bullet points of this paragraph), the conversion rate (without taking into account any additional shares which may be received, as described under “-Adjustment to Conversion Rate Upon a Change of Control”) shall be multiplied by 103%. In addition, we will pay cash for all fractional shares of common stock as described above under “-General.”

•	If we elect to satisfy the entire conversion obligation in cash, we will deliver to you cash in an amount equal to the product of:

•	a number equal to (i) the aggregate principal amount of Debentures to be converted divided by 1,000, multiplied by (ii) the number of shares calculated pursuant to clause (ii) in the first bullet point of this paragraph; and

•	the average of the closing prices of our common stock for each trading day during the cash settlement averaging period.

•	If we elect to satisfy a fixed portion (other than 100%) of the conversion obligation in cash, we will deliver to you such cash amount (the “cash amount”) and a number of shares of our common stock equal to the excess, if any, of the number of shares calculated as set forth in the first bullet point of this paragraph over the number of shares equal to the sum, for each day of the cash settlement averaging period, of (x) 5% of the cash amount (other than cash for fractional shares of common stock), divided by (y) the closing price of our common stock. In addition, we will pay cash for all fractional shares of common stock as described above under “-General.” Because, in this case, the number of shares of our common stock that we deliver on conversion will be calculated over a 20 trading day period, holders of Debentures bear the market risk that our common stock will decline in value between each day of the cash settlement averaging period and the day we deliver the shares of common stock upon conversion.

Conversion after the Final Notice Date or Following a Change of Control in connection with which you are Entitled to Receive Additional Shares. With respect to conversion notices that we receive after the final notice date, we will not send individual notices of our election to satisfy all or any portion of the conversion obligation in cash. Instead, at any time on or before the final notice date, if we choose to satisfy all or any portion of the conversion obligation with respect to conversions after the final notice date in cash, we will send a single notice to the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount).

Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under “-Conversion on or Prior to the Final Notice Date” except that the “cash settlement averaging period” shall be the 20 trading day period beginning on the trading day after receipt of your notice of conversion (or in the event we receive your notice of conversion on the business day prior to the maturity date, the 20 trading day period beginning on the trading day after the maturity date). Settlement (in cash and/or shares) (other than with respect to any additional shares you may receive, as described under “Adjustment to Conversion Rate Upon a Change of Control”, for which settlement will occur as described in that section of this prospectus) will occur on the third business day following the final day of such cash settlement averaging period.

In addition, if you elect to convert your Debentures under “-Conversion Upon Specified Corporate Transactions” and you are entitled to additional shares, we will not send individual notices of our election to satisfy all or any portion of the conversion obligation in cash. Instead, if we choose to satisfy all or any portion of the conversion obligation in cash, unless we have previously sent a notice as described below under “-Conversion After Irrevocable Election to Pay Principal in Cash,” we will send a single notice to the trustee of the dollar amount to be satisfied in cash, (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) in connection with the announcement of the relevant corporate transaction. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under “-Conversion on or Prior to the Final Notice Date” except that (a) the “cash settlement averaging period” shall be the 20 trading day period beginning on the trading day after receipt of your notice of conversion (or in the event we receive your notice of conversion on the business day prior to the maturity date, the 20 trading day period beginning on the trading day after the maturity date), and (b) if the Debentures become convertible into exchange property (as defined below under “-Conversion Upon Specified Corporate Transactions”), the “closing price of our common stock” shall be deemed to equal the sum of (1) 100% of the value of any exchange property consisting of cash received per share, (2) the closing price of any exchange property received per share consisting of securities that are traded on a U.S. national securities exchange or approved for quotation on the Nasdaq National Market and (3) the fair market value of any other exchange property received per share, as determined by two independent nationally recognized investment banks selected by the trustee for this purpose. Settlement (in cash and/or shares) will occur on the third business day following the final day of such cash settlement averaging period.

Conversion after Irrevocable Election to Pay Principal in Cash. At any time prior to maturity, we may irrevocably elect, with respect to any Debentures which may be converted after the date of such election, to satisfy in cash the lesser of (a) (i) the conversion rate, multiplied by (ii) the average closing price of our common stock during the cash settlement averaging period and (b) 100% of the principal amount of any such Debenture, with any remaining amount to be satisfied in shares of our common stock. Such election shall be in our sole discretion without the consent of the holders of the Debentures, by notice to the trustee and the holders of the Debentures. If we make such election, we may not subsequently revoke this election or make any further election hereunder.

In the event that we receive your notice of conversion after the date of such election, your notice of conversion will not be retractable and settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under “-Conversion on or Prior to the Final Notice Date”, except that the “cash settlement averaging period” shall be the 20 trading-day period beginning on the trading day after receipt of your notice of conversion. However, if you elect to convert your Debentures under “-Conversion Upon Specified Corporate Transactions” and you are entitled to additional shares, the settlement amounts will be computed and the settlement dates will be determined in the same manner as set forth in the last paragraph of “-Conversion after the Final Notice Date or Following a Change of Control in connection with which you are Entitled to Receive Additional Shares”.

Conditions to Conversion

Holders may surrender their Debentures for conversion into shares of our common stock prior to stated maturity only under the circumstances described below. Upon determination that holders of Debentures are or will be entitled to convert their Debentures, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News and publish such information on our website or through another public medium we may use at that time as soon as practicable.

Conversion Upon Satisfaction of Market Price Condition. A holder may surrender any of its Debentures for conversion into shares of our common stock during any fiscal quarter commencing after December 31, 2004 (and only during such fiscal quarter) if the closing price of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter is greater than or equal to 130% of the conversion price of the Debentures as of that 30th trading day (initially 130% of approximately $33.63, or approximately $43.71).

The “closing price” of any security on any date means the closing sale price (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which such security is traded or, if such security is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. The closing price will be determined without reference to after-hours or extended market trading. If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “closing price” will be the last quoted bid for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “closing price” will be the average of the midpoint of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose (or if prices are not available from three such firms, from two such firms or, if prices are not available from two such firms, from one such firm).

“Trading day” means a day during which trading in securities generally occurs on the NYSE or, if our common stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a U.S. national or regional securities exchange, on the Nasdaq National Market or, if our common stock is not reported by the Nasdaq National Market, on the principal other market on which our common stock is then traded.

Conversion Upon Satisfaction of Trading Price Condition. A holder may surrender any of its Debentures for conversion into our common stock prior to the stated maturity during the five business days immediately following any five consecutive trading-day period in which the trading price per $1,000 principal amount of the Debentures (as determined following a request by a holder of the Debentures in accordance with the procedures described below) for each day of that period was less than 98% of the product of the closing price of our common stock and the conversion rate of the Debentures on each such day; provided, however, that a holder may not convert Debentures in reliance on this provision after December 15, 2019, if on any trading day during such five consecutive trading-day period the closing price of our common stock was between the applicable conversion price of the Debentures and 130% of the conversion price of the Debentures.

The “trading price” of Debentures on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the Debentures obtained by the trustee for $5,000,000 principal amount of the Debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Debentures from a nationally recognized securities dealer, or in our reasonable judgment, the bid quotations are not indicative of the secondary market value of $1,000 principal amount of the Debentures, then:

•	for purposes of any determination of whether contingent interest is payable or of the amount of any contingent interest, the trading price of the Debentures on any date of determination will equal the product of (i) the conversion rate for the Debentures and (ii) the average closing price of our common stock on the five trading days ending on such determination date; and

•	for purposes of any determination of whether the condition to conversion of Debentures described under “-Conversion Upon Satisfaction of Trading Price Condition” is satisfied, we may elect, in our sole discretion, to deem the trading price per $1,000 principal amount of Debentures to be less than 98% of the product of the closing price of our common stock and the applicable conversion rate.

In connection with any conversion upon satisfaction of the above trading pricing condition, the trustee shall have no obligation to determine the trading price of the Debentures unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of Debentures would be less than 98% of the product of the closing price of our common stock and the conversion rate of the Debentures. At such time, we shall instruct the trustee to determine the trading price of the Debentures beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of Debentures is greater than or equal to 98% of the product of the closing price of our common stock and the conversion rate of the Debentures.

Conversion Upon Redemption. If we elect to redeem Debentures, holders may convert the Debentures called for redemption into our common stock at any time prior to the close of business on the business day immediately preceding the redemption date, even if the Debentures are not otherwise convertible at such time.

Conversion Upon Specified Corporate Transactions. If we elect to:

•	distribute to all holders of our common stock certain rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at a price per share of less than the closing price of a share of our common stock on the record date for the distribution, or

•	distribute to all holders of our common stock our assets, debt securities or certain rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the closing price of a share of our common stock on the trading day immediately preceding the declaration date for such distribution, we must notify the holders of the Debentures at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their Debentures for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or our announcement that such distribution will not take place, even if the Debentures are not otherwise convertible at such time; provided, however, that a holder may not exercise this right to convert if the holder may participate in the distribution without conversion. The “ex-dividend date” is the first date upon which a sale of the common stock, regular way on the relevant exchange or in the relevant market for our common stock, does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the common stock to its buyer.

In addition, if we are party to a consolidation, merger, binding share exchange or transfer of all or substantially all of our assets pursuant to which our common stock is converted into cash, securities or other property, a holder may surrender Debentures for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction (or if such transaction constitutes a change of control, until the business day immediately preceding the applicable change of control repurchase date). We will notify holders at least 25 days prior to the anticipated effective date of any such transaction. If we engage in certain reclassifications of our common stock or are a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of our assets pursuant to which our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the conversion value and the settlement amounts will be based on the applicable conversion rate and the kind and amount of cash, securities or other property that a holder of one share of our common stock would have received in such transaction, which we refer to as the “exchange property.” In addition, if you convert your Debentures following the effective time of the transaction, any amount to be settled in shares will be paid in such exchange property rather than shares of our common stock. If the transaction also constitutes a change of control, as defined below, a holder can require us to repurchase all or a portion of its Debentures as described below under “-Repurchase of the Debentures at Option of the Holders Upon a Change of Control” and will receive additional shares upon conversion as described under “-Adjustment to Conversion Rate Upon a Change of Control.”

Conversion Rate Adjustments

We will adjust the conversion rate for the Debentures if any of the following events occur:

(1) we issue our common stock as a dividend or distribution on our common stock in which event the conversion rate will be adjusted by multiplying it by a fraction,

•	the numerator of which will be the sum of (i) the number of shares of our common stock outstanding on the record date fixed for the dividend or distribution plus (ii) the total number of shares constituting the dividend or distribution; and

•	the denominator of which is the number of shares of our common stock outstanding on the record date fixed for the dividend or distribution;

(2) we issue to all holders of common stock certain rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at a price per share which is less than the closing price of a share of our common stock on the record date for the distribution, in which event the conversion rate will be adjusted by multiplying it by a fraction,

•	the numerator of which will be the sum of (i) the number of shares of our common stock outstanding on the record date fixed for the distribution plus (ii) the total number of additional shares of our common stock offered for subscription or purchase; and

•	the denominator of which is the sum of (i) the number of shares of our common stock outstanding on the record date fixed for the distribution plus (ii) the total number of shares of our common stock that the aggregate offering price of the total number of shares offered for subscription or purchase would purchase at the current market price of our common stock on such record date;

(3) we subdivide or combine our common stock in which event the conversion rate will be proportionately increased or reduced;

(4) we distribute to all holders of our common stock shares of capital stock, evidences of indebtedness or assets, including securities (but excluding rights or warrants listed in (2) above, dividends or distributions listed in (1) above and distributions consisting exclusively of cash), in which event the conversion rate will be increased by multiplying such conversion rate by a fraction,

•	the numerator of which will be the current market price of our common stock and

•	the denominator of which will be the current market price of our common stock minus the fair market value, as determined by our board of directors, of the portion of those assets, shares of capital stock or evidences of indebtedness so distributed applicable to one share of common stock.

If we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales price of those securities (where such closing sale prices are available) for the 10 trading days commencing on and including the fifth trading day after the date on which “ex-dividend trading” commences for such distribution on the Nasdaq National Market or such other national or regional exchange or market on which the securities are then listed or quoted;

(5) we distribute cash to all holders of our common stock, excluding any dividend or distribution in connection with our liquidation, dissolution or winding up, in which event the conversion rate will be increased by multiplying such conversion rate by a fraction,

•	the numerator of which will be the current market price of our common stock and

•	the denominator of which will be the current market price of our common stock minus the amount per share of such dividend or distribution (as determined below).

(6) we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing price of our common stock on the first trading day after the expiration of such tender or exchange offer, the conversion rate will be increased by multiplying such conversion rate by a fraction,

•	the numerator of which will be the sum of (x) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock we purchase in such tender or exchange offer and (y) the product of the number of shares of our common stock outstanding less any such purchased shares and the closing price of our common stock on the first trading day after the expiration of the tender or exchange offer and

•	the denominator of which will be the product of the number of shares of our common stock outstanding, including any such purchased shares, and the closing price of our common stock on the first trading day after the expiration of the tender or exchange offer; and

(7) someone other than us or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer with respect to which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer, in which event the conversion rate will be increased by multiplying such conversion rate by a fraction

•	the numerator of which will be the sum of (x) the fair market value, as determined by our board of directors, of the aggregate consideration payable to our stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the expiration of the offer and (y) the product of the number of shares of our common stock outstanding less any such purchased shares and the closing price of our common stock on the first trading day after the expiration of the tender or exchange offer and

•	the denominator of which will be the product of the number of shares of our common stock outstanding, including any such purchased shares, and the closing price of our common stock on the first trading day after the expiration of the tender or exchange offer.

The adjustment referred to in this clause (7) will be made only if:

•	the tender offer or exchange offer is for an amount that increases the offeror’s ownership of common stock to more than 25% of the total shares of common stock outstanding; and

•	the cash and value of any other consideration included in the payment per share of common stock exceeds the current market price per share of common stock on the first trading day after the expiration of the tender or exchange offer.

However, the adjustment referred to in this clause (7) will generally not be made if, as of the closing of the offer, the offering documents disclose a plan or an intention to cause us to engage in a consolidation or merger or a sale of all or substantially all of our assets.

“Current market price” of our common stock on any day means the average of the closing price per share of our common stock for each of the 10 consecutive trading days ending on the earlier of the day in question and the day before the “ex-dividend date” with respect to the issuance or distribution requiring such computation.

To the extent that we have a rights plan in effect upon conversion of the Debentures into common stock, you will receive, in addition to the common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case each conversion rate will be adjusted at the time of separation as described in clause (4) above, as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

If rights or warrants for which an adjustment to the conversion rate has been made expire unexercised, the conversion rate will be readjusted to take into account the actual number of such rights or warrants which were exercised.

In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger, binding share exchange or combination involving us; or

•	a sale or conveyance to another person or entity of all or substantially all of our property or assets;

in which holders of common stock would be entitled to receive exchange property for their common stock, upon conversion of your Debentures after the effective date of such event, the conversion value and the settlement amounts will be based on the applicable conversion rate and the exchange property. In addition, if you convert your Debentures following the effective time of the transaction, any amount to be settled in shares will be paid in such exchange property rather than shares of our common stock.

The conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan,

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries,

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Debentures were first issued,

•	for a change in the par value of the common stock, or

•	for accrued and unpaid interest, including contingent interest or liquidated damages, if any.

The holders of the Debentures may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, non-U.S. holders of Debentures in certain circumstances may be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Certain United States Federal Income Tax Considerations-U.S. Holders-Adjustment of Conversion Rate” and “-Tax Consequences to Non-U.S. Holders-Tax Consequences to Dividends”.

To the extent permitted by law and the listing requirements of the Nasdaq National Market and any exchange on which the common stock is then listed, we may, from time to time, increase the conversion rate for a period of at least 20 days if our board of directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. We would give holders at least 15 days notice of any increase in each conversion rate. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any stock distribution.

Except as described above in this section, we will not adjust the conversion rate for any issuance of our common stock or convertible or exchangeable securities or rights to purchase our common stock or convertible or exchangeable securities.

Adjustment to Conversion Rate Upon a Change of Control

General. If and only to the extent you elect to convert your Debentures in connection with a transaction described under the definition of change of control as described below under “-Repurchase of Debentures at Option of Holders upon a Change of Control” that occurs on or prior to December 15, 2009, we will increase the conversion rate for the Debentures surrendered for conversion by a number of additional shares (the “additional shares”) as described below, subject to our payment elections as described under “Conversion Rights-Payment Upon Conversion.”

The number of additional shares will be determined by reference to the table below, based on the date on which such change of control transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share for our common stock in such change of control transaction. If holders of our common stock receive only cash in such change of control transaction, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the closing prices of our common stock on the five trading days prior to but not including the effective date of such change of control transaction.

The additional shares will be delivered to holders who elect to convert their Debentures on the later of (1) the fifth business day following the effective date and (2) the third business day following the final day of the cash settlement averaging period.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the Debentures is adjusted, as described above under “-Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “-Conversion Rate Adjustments.”

The following table sets forth the hypothetical stock price and number of additional shares to be issuable per $1,000 principal amount of Debentures:

	Stock Price
Effective Date	$23.68	$26.05	$28.65	$31.52	$33.63	$36.99	$40.69	$44.76	$49.23	$54.15	$59.57	$65.53	$72.08	$79.29	$87.22
December 15, 2004	11.87	9.86	8.12	6.68	5.77	4.73	3.78	3.06	2.42	1.93	1.51	1.18	0.91	0.70	0.53
December 15, 2005	11.72	9.60	7.79	6.30	5.38	4.33	3.38	2.69	2.06	1.61	1.22	0.94	0.70	0.53	0.38
December 15, 2006	11.61	9.36	7.45	5.89	4.95	3.88	2.94	2.27	1.68	1.28	0.93	0.70	0.50	0.37	0.26
December 15, 2007	11.52	9.06	6.96	5.31	4.30	3.23	2.30	1.68	1.16	0.83	0.56	0.40	0.27	0.19	0.13
December 15, 2008	11.48	8.59	6.08	4.25	3.11	2.08	1.21	0.75	0.39	0.23	0.12	0.07	0.04	0.03	0.02
December 15, 2009	6.45	5.16	2.64	1.98	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is in excess of $87.22 per share (subject to adjustment), no additional shares will be issuable upon conversion.

•	If the stock price is less than $23.68 per share (subject to adjustment), no additional shares will be issuable upon conversion.

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 42.2297 per $1,000 principal amount of Debentures, subject to adjustments in the same manner as the conversion rate as set forth under “-Conversion Rate Adjustments.”

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion After a Public Acquirer Change of Control. Notwithstanding the foregoing, in the case of a public acquirer change of control (as defined below), we may, in lieu of increasing the conversion rate by additional shares as described in “-Adjustment to Conversion Rate upon a Change of Control-General” above, elect to adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change of control, holders of the Debentures will be entitled to convert their Debentures (subject to the satisfaction of the conditions to conversion described under “-Conditions to Conversion” above) into a number of shares of public acquirer common stock (as defined below) by multiplying the conversion rate in effect immediately before the public acquirer change of control by a fraction:

•	the numerator of which will be (i) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which our common stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by our board of directors) paid or payable per share of common stock or (ii) in the case of any other public acquirer change of control, the average of the closing prices of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control, and

•	the denominator of which will be the average of the closing prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change of control.

A “public acquirer change of control” means any event constituting a change of control that would otherwise obligate us to increase the conversion rate as described above under “-Adjustment to Conversion Rate upon a Change of Control-General” and the acquirer (or any entity that is a directly or indirectly wholly-owned subsidiary of the acquirer or of which the acquirer is a directly or indirectly wholly-owned subsidiary) has a class of common stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such change of control (the “public acquirer common stock”). Upon a public acquirer change of control, if we so elect, holders may convert their Debentures (subject to the satisfaction of the conditions to conversion described under “-Conditions to Conversion” above) at the adjusted conversion rate described in the preceding paragraph but will not be entitled to the increased conversion rate described under “-Adjustment to Conversion Rate upon a Change of Control- General.” We are required to notify holders of our election in our notice to holders of such transaction. As described under “-Conditions to Conversion” holders may convert their Debentures upon a public acquirer change of control during the period specified therein. In addition, the holder can also, subject to certain conditions, require us to repurchase all or a portion of its Debentures as described under “-Repurchase of Debentures at Option of Holders upon a Change of Control.” After the adjustment of the conversion rate in connection with a public acquirer change of control, the conversion rate will be subject to further similar adjustment in the event that any of the events described in “Conversion Rights-Conversion Rate Adjustments” above occur thereafter.

Payment at Maturity

Each holder of $1,000 principal amount of Debentures shall be entitled to receive $1,000 at maturity, plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any.

We will pay principal on:

•	global Debentures to DTC in immediately available funds; and

•	any definitive Debentures at our office or agency maintained for that purpose, which initially will be the office or agency of the trustee located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

Optional Redemption by Us

Prior to December 20, 2009, the Debentures will not be redeemable at our option. At any time on or after December 20, 2009, we may redeem some or all of the Debentures for cash at 100% of their principal amount, plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any, on the Debentures to, but not including, the redemption date. If the redemption date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including contingent interest, if any, and liquidated damages, if any) to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the redemption price and the redemption price will be 100% of the principal amount of the Debentures redeemed.

We will give at least 30 days but not more than 60 days notice of redemption by mail to holders of Debentures. Debentures or portions of Debentures called for redemption will be convertible by the holder until the close of business on the business day prior to the redemption date.

If we do not redeem all of the Debentures, the trustee will select the Debentures to be redeemed in principal amounts of $1,000 or integral multiples thereof, by lot or on a pro rata basis or by such other method that the trustee considers fair and appropriate, so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Debentures may then be traded or quoted. If any Debentures are to be redeemed in part only, we will issue a new Debenture or Debentures with a principal amount equal to the unredeemed principal portion thereof. If a portion of your Debentures is selected for partial redemption and you convert a portion of your Debentures, the converted portion will be deemed to be taken from the portion selected for redemption.

Repurchase of Debentures at the Option of the Holders

Holders of Debentures may require us to repurchase all or a portion of their Debentures on December 15, 2009, December 15, 2014 and December 15, 2019.

In each case, the repurchase price will be equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any, to, but not including, the repurchase date.

In connection with any repurchase of Debentures, we will notify the holders of Debentures, not less than 20 business days prior to any repurchase date, of their repurchase right, the repurchase date and the repurchase procedures. To exercise the repurchase right, you must deliver, prior to the close of business on the business day immediately preceding the repurchase date, written notice to the trustee of your exercise of your repurchase right, together with the Debentures with respect to which your right is being exercised, if such Debentures are in certificated form. You may withdraw this notice by delivering to the trustee a notice of withdrawal prior to the close of business on the business day immediately preceding the repurchase date.

Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the Debentures. We will comply with this rule and file Schedule TO (or any similar schedule) to the extent applicable at that time.

Our obligation to pay the repurchase price for Debentures for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon you effecting book entry transfer of the Debentures or delivering definitive Debentures, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the Debentures to be paid promptly following the later of the business day following the repurchase date and the time of book entry transfer or delivery of definitive Debentures, together with such endorsement.

If the paying agent holds money sufficient to pay the repurchase price of the Debentures which holders have elected to require us to repurchase on the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, those Debentures will cease to be outstanding and interest, contingent interest, if any, and liquidated damages, if any, on the Debentures will cease to accrue, whether or not the Debentures are transferred by book entry or delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery or transfer by book entry of the Debentures.

No Debentures may be repurchased by us at the option of the holders if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date. Our ability to repurchase the Debentures may be limited by the terms of our existing credit facilities or by any future borrowing agreements we may enter into and by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries. In particular, because many of our subsidiaries are located outside the United States, there may be significant tax and other legal restrictions on the ability of those non-U.S. subsidiaries to remit money to us. Accordingly, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the Debentures that might be delivered by holders of Debentures seeking to exercise the repurchase right.

Repurchase of Debentures at the Option of Holders Upon a Change of Control

If a change of control, as described below, occurs, you will have the right to require us to repurchase for cash all of your Debentures not previously called for redemption, or any portion of those Debentures that is equal to $1,000 in principal amount or integral multiples thereof, at a repurchase price (the “change of control repurchase price”) equal to the principal amount of all Debentures you require us to repurchase plus any accrued and unpaid interest, including contingent interest, if any, and liquidated damages on those Debentures to, but not including, the change of control repurchase date. If the change of control repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including contingent interest, if any, and liquidated damages, if any) to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the change of control repurchase price and the repurchase price will be 100% of the principal amount of the Debentures repurchased.

Within 30 days after the occurrence of a change of control, we are required to give you notice of such occurrence and of your resulting repurchase right and the procedures that holders must follow to require us to repurchase their Debentures as described below. The change of control repurchase date specified by us will be 30 days after the date on which we give you this notice.

The change of control repurchase notice given by each holder electing to require us to repurchase Debentures shall be given so as to be received by the paying agent no later than the close of business on the change of control repurchase date and must state:

•	the certificate numbers of the holders’ Debentures to be delivered for repurchase;

•	the portion of the principal amount of Debentures to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the Debentures are to be repurchased by us pursuant to the applicable provisions of the Debentures.

A holder may withdraw any change of control repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the change of control repurchase date. The notice of withdrawal shall state:

•	the principal amount at maturity of Debentures being withdrawn;

•	the certificate numbers of the Debentures being withdrawn; and

•	the principal amount of the Debentures, if any, that remain subject to the change of control repurchase notice.

A “change of control” means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of our common stock or assets are exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities or other property; provided that a change of control will not be deemed to occur if at least 90% of the consideration (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) to be received consists of shares of capital stock that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and that is traded or scheduled to be traded immediately following such transaction or event on a national securities exchange or the Nasdaq National Market.

Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the Debentures. We will comply with this rule and file Schedule TO (or any similar schedule) to the extent applicable at that time.

Our obligation to pay the repurchase price for Debentures for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon you effecting book entry transfer of the Debentures or delivering definitive Debentures, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the Debentures to be paid promptly following the later of the business day following the repurchase date and the time of book entry transfer or delivery of definitive Debentures, together with such endorsements.

If the paying agent holds money sufficient to pay the change of control repurchase price of the Debentures that holders have elected to require us to repurchase on the change of control repurchase date in accordance with the terms of the indenture, then, immediately after the change of control repurchase date, those Debentures will cease to be outstanding and interest, contingent interest, if any, and liquidated damages, if any, on the Debentures will cease to accrue, whether or not the Debentures are transferred by book entry or delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the change of control repurchase price upon book entry transfer or delivery of the Debentures.

The foregoing provisions would not necessarily protect holders of the Debentures if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a change of control with respect to the change of control repurchase feature of the Debentures but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

No Debentures may be repurchased by us at the option of the holders upon a change of control if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date. Our ability to repurchase the Debentures upon the occurrence of a change of control may be limited by the terms of our existing credit facilities or by any future borrowing agreements we may enter into and by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries. In particular, because many of our subsidiaries are located outside the United States, there may be significant tax and other legal restrictions on the ability of those non-U.S. subsidiaries to remit money to us. In addition, the occurrence of a change of control could cause an event of default under, or be prohibited or limited by the terms of, our credit facilities. Finally, we may be required to offer to repurchase other senior debt on a pro rata basis with the Debentures upon a change of control, if similar change of control offers are required by such other senior debt. Accordingly, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the change of control repurchase price in cash for all the Debentures that might be delivered by holders of Debentures seeking to exercise the repurchase right.

The change of control repurchase feature of the Debentures may in certain circumstances make more difficult or discourage a takeover of our company. The change of control repurchase feature, however, is not the result of our knowledge of any specific effort:

•	to accumulate shares of our common stock;

•	to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

•	by management to adopt a series of anti-takeover provisions.

Instead, the change of control repurchase feature is a standard term contained in securities similar to the Debentures.

Merger and Sales of Assets

The indenture provides that we may not consolidate with or merge into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of our properties and assets to another person unless, among other things:

•	the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•	such person, if other than us, assumes all our obligations under the Debentures and the indenture;

•	if as a result of such transaction the Debentures become convertible into common stock or other securities issued by a third party, such third party assumes all of our obligations under the Debentures and the indenture or fully and unconditionally guarantees all of our or our successor’s obligations under the Debentures and the indenture; and

•	we or such successor are not then or immediately thereafter in default under the indenture.

The occurrence of certain of the foregoing transactions could also constitute a change of control. See “-Repurchase of Debentures at the Option of Holders Upon a Change of Control.”

This covenant includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, there may be uncertainty as to whether a conveyance, transfer, sale, lease or other disposition of less than all our assets is subject to this covenant.

Events of Default

Each of the following constitutes an event of default under the indenture:

•	default in our obligation to deliver shares of our common stock or cash in lieu thereof upon exercise of a holder’s conversion right;

•	default in our obligation to provide timely notice of a change of control;

•	default in our obligation to repurchase any Debenture at the option of holders or at the option of holders upon a change of control;

•	default in our obligation to redeem any Debenture after we have exercised our redemption option;

•	default in our obligation to pay the principal amount of any Debenture at maturity when due and payable;

•	default in our obligation to pay any interest, contingent interest or liquidated damages on any Debenture when due and payable, and continuance of such default for a period of 30 days;

•	our failure to perform or observe any other term, covenant or agreement contained in the Debentures or the indenture for a period of 60 days after written notice of such failure, provided that such notice requiring us to remedy the same shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding;

•	a failure to pay when due at maturity or a default that results in the acceleration of maturity of any indebtedness for borrowed money by us or our designated subsidiaries in an aggregate amount of $10 million or more, unless the acceleration is rescinded, stayed or annulled within 30 days after written notice of default is given to us by the trustee or holders of not less than 25% in aggregate principal amount of the Debentures then outstanding; and

•	certain events of bankruptcy, insolvency or reorganization with respect to us or any of our designated subsidiaries or any group of two or more subsidiaries that, taken as a whole, would constitute a designated subsidiary.

A “designated subsidiary” shall mean any existing or future, direct or indirect, subsidiary of ours whose assets constitute 15% or more of our total assets on a consolidated basis.

Our obligations under the indenture are not intended to provide creditor rights for amounts in excess of par plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any.

The indenture provides that the trustee shall, within 90 days of the occurrence of a default known to it, give to the registered holders of the Debentures notice of all uncured defaults known to it, but the trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default under any of the first five bullets above.

If certain events of default specified in the last bullet point above shall occur and be continuing, then automatically the principal amount of the Debentures then outstanding plus any accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any, through such date shall become immediately due and payable. If any other event of default shall occur and be continuing (the default not having been cured or waived as provided under “Modification and Waiver” below), the trustee or the holders of at least 25% in aggregate principal amount of the Debentures then outstanding may declare the Debentures due and payable at their principal amount plus any accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any, through such date and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Debentures by appropriate judicial proceedings. Such declaration may be rescinded or annulled with the written consent of the holders of a majority in aggregate principal amount of the Debentures then outstanding upon the conditions provided in the indenture.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of Debentures before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the Debentures then outstanding, through their written consent, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

We will be required to furnish annually to the trustee a statement as to the fulfillment of our obligations under the indenture.

Modification and Waiver

Changes Requiring Approval of Each Affected Holder

The indenture (including the terms and conditions of the Debentures) cannot be modified or amended without the written consent or the affirmative vote of the holder of each Debenture affected by such change to:

•	change the maturity of any Debenture or the payment date of any installment of interest, contingent interest or liquidated damages payable on any Debentures;

•	reduce the principal amount of, or any interest, contingent interest or liquidated damages, redemption price, change of control repurchase price or repurchase price on, any Debenture;

•	impair or adversely affect the conversion rights of the holders of Debentures;

•	change the currency of payment of such Debentures or interest, contingent interest or liquidated damages, redemption price, change of control repurchase price or repurchase price thereon;

•	alter the manner of calculation or rate of accrual of interest, contingent interest or liquidated damages, or extend the time for payment of any such amount or the redemption price, change of control repurchase price or repurchase price of any Debenture;

•	impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Debenture;

•	except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase option (including after a change of control) or the conversion rights of the holders of the Debentures;

•	modify the redemption provisions of the indenture in a manner adverse to the holders of Debentures;

•	reduce the percentage in aggregate principal amount of Debentures outstanding necessary to modify or amend the indenture or to waive any past default; or

•	reduce the percentage in aggregate principal amount of Debentures outstanding required for any other waiver under the indenture.

Changes Requiring Majority Approval

The indenture (including the terms and conditions of the Debentures) may be modified or amended, subject to the provisions described above, with the written consent of the holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding.

Changes Requiring No Approval

The indenture (including the terms and conditions of the Debentures) may be modified or amended by us and the trustee, without the consent of the holder of any Debenture, for the purposes of, among other things:

•	adding to our covenants for the benefit of the holders of Debentures;

•	surrendering any right or power conferred upon us;

•	providing for conversion rights of the holders of Debentures if any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our assets occurs;

•	providing for the assumption of our obligations to the holders of Debentures in the case of a merger, consolidation, conveyance, transfer or lease;

•	increasing the conversion rate, provided that the increase will not adversely affect the interests of the holders of Debentures;

•	complying with the requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	making any changes or modifications necessary in connection with the registration of the Debentures under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of Debentures in any material respect;

•	curing any ambiguity or correcting or supplementing any defective provision contained in the indenture; provided that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of Debentures in any material respect; or

•	adding or modifying any other provisions with respect to matters or questions arising under the indenture that we and the trustee may deem necessary or desirable and which, in the good faith opinion of our board of directors and the trustee, will not adversely affect the interests of the holders of Debentures in any material respect; provided, that any addition or modification made solely to conform the provisions of the indenture to the description of the Debentures in this prospectus will not be deemed to adversely affect the interests of the holders of the Debentures.

Registration Rights

We entered into a registration rights agreement with the initial purchaser for the benefit of the holders of the Debentures. Pursuant to the agreement, we have agreed, at our expense, to:

•	file with the Commission not later than the date 90 days after the earliest date of original issuance of any of the Debentures, a registration statement on such form as we deem appropriate covering resales by holders of all Debentures and the common stock issuable upon conversion of the Debentures;

•	use our commercially reasonable efforts to cause such registration statement to become effective within 180 days after the earliest date of original issuance of any of the Debentures; and

•	use our commercially reasonable efforts to keep the registration statement effective until the earlier of:

(1) two years after the last date of original issuance of any of the Debentures;

(2) the date when all of the Debentures and the common stock issuable upon conversion of the Debentures have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise); or

(3) the date when all of the Debentures and the common stock issuable upon conversion of the Debentures are disposed of pursuant to the registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in effect.

We have filed the registration statement of which this prospectus is a part to meet our obligations under the registration rights agreement. In order to sell Debentures or common stock pursuant to this registration statement, a holder must complete and deliver a questionnaire to us on or prior to the 10th business day before the effectiveness of the registration statement. Upon receipt of a completed questionnaire after effectiveness of the registration statement, we will, within 15 business days, file any amendments to the registration statement or supplements to the related prospectus as are necessary to permit the relevant holder to deliver a prospectus to purchaser of Debentures or common stock sold pursuant to the registration statement, provided, that if such notice is delivered during a suspension period referred to below or within 15 business days prior to the commencement of such a suspension period, such amendments or supplements need not be filed until the 15th business day following the expiration of such suspension period, and provided, further, that we shall not be obligated to file more than one such amendment or supplement for all holders during a fiscal quarter and any such amendment or supplement shall be filed concurrently with the filing of our quarterly or annual reports under the Exchange Act or if a suspension period is in effect on the date of such filing, within 15 business days after the expiration of the suspension period. It will be a registration default and we will pay the predetermined liquidated damages described below to the holder if we fail to make the filing in the time required or, if such filing is a post-effective amendment to the shelf registration statement required to be declared effective under the Securities Act, if such amendment is not declared effective within 45 days of the filing.

In connection with the filing of this registration statement, we have agreed to:

•	provide to each holder for whom the registration statement was filed copies of the prospectus that is a part of the registration statement upon request;

•	notify each such holder when the registration statement has become effective;

•	notify each such holder of the commencement of any suspension period (as described below); and

•	take certain other actions as are required to permit unrestricted resales of the Debentures and the common stock issuable upon conversion of the Debentures.

Each holder who sells securities pursuant to the registration statement generally will be:

•	required to be named as a selling holder in the related prospectus;

•	required to deliver a prospectus to the purchaser;

•	subject to certain of the civil liability provisions under the Securities Act in connection with the holder’s sales; and

•	bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification rights and obligations).

We may suspend the holder’s use of the prospectus for a period not to exceed 45 days in any 90-day period, and not to exceed an aggregate of 120 days in any 360-day period, if:

•	the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing; and

•	we determine in good faith that the disclosure of this material non-public information would be detrimental to us and our subsidiaries.

However, if the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which we determine in good faith would be reasonably likely to impede our ability to consummate such transaction, we may extend the suspension period from 45 days to 60 days. In addition, if we deem it necessary to file a post-effective amendment to the registration statement in order to make changes to the information in the prospectus regarding the selling holders or the plan of distribution, we may suspend sales under the registration statement until the date on which the post-effective amendment is declared effective by the Commission, provided, however, that any days in any such suspension period shall count towards the 45 and 120 day periods referred to in the previous paragraph. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the Debentures of the existence of such a suspension. Each holder, by its acceptance of the Debentures, agrees to hold any notice by us of a suspension period in confidence.

We refer to each of the following as a registration default:

•	the registration statement has not been filed prior to or on the 90th day following the earliest date of original issuance of any of the Debentures; or

•	the registration statement has not been declared effective prior to or on the 180th day following the earliest date of original issuance of any of the Debentures, which we refer to as the effectiveness target date; or

•	we do not comply with our obligations to name a holder as a selling security holder in the prospectus or file a post-effective amendment or have such post-effective amendment declared effective within the required time periods as specified above; or

•	at any time after the effectiveness target date, the registration statement ceases to be effective or fails to be usable, other than as a result of a requirement to file a post-effective amendment or prospectus supplement to the registration statement in order to make changes to the information in the prospectus regarding the selling security holders or the plan of distribution, and (1) we do not cure the lapse of effectiveness or usability of the registration statement within ten business days (or if a suspension period is then in effect, the tenth business day following the expiration of such suspension period) by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act or (2) if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 45th or 60th day, as the case may be or (3) if suspension periods exceed an aggregate of 120 days in any 360-day period.

If a registration default occurs (other than a registration default relating to a failure to file or have an effective registration statement with respect to the shares of common stock), cash liquidated damages will accrue on the Debentures that are transfer restricted securities, from and including the day following the registration default to but excluding the earlier of (1) the date on which the registration default has been cured and (2) the date the registration statement is no longer required to be kept effective. Liquidated damages will be paid semiannually in arrears on each June 15 and December 15, commencing on the first interest payment date following the registration default, and will accrue at a rate per year equal to:

•	0.25% of the principal amount of a Debenture to and including the 90th day following such registration default; and

•	0.50% of the principal amount of a Debenture from and after the 91st day following such registration default.

In no event will liquidated damages accrue at a rate per year exceeding 0.50%. In no event will liquidated damages accrue on the Debentures solely as a result of a registration default with respect to the common stock. If a holder converts some or all of its Debentures into common stock when there exists a registration default with respect to the common stock, the holder will not be entitled to receive liquidated damages on such common stock, but will receive additional shares upon conversion equal to 3% of the applicable conversion rate for each $1,000 principal amount of Debentures (except to the extent we elect to deliver cash upon conversion). In addition, such holder will receive, on the settlement date for any Debentures submitted for conversion during a registration default, accrued and unpaid liquidated damages to the conversion date relating to such settlement date. If a registration default with respect to the common stock occurs after a holder has converted its Debentures into common stock, such holder will not be entitled to any compensation with respect to such common stock.

If a registration statement covering the resales of the Debentures and common stock issuable upon conversion of the Debentures is not effective, these securities may not be sold or otherwise transferred except in accordance with the provisions set forth under “Transfer Restrictions.”

Form, Denomination and Registration

Denomination and Registration

The Debentures will be issued in fully registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof.

Global Debentures

Debentures are evidenced by one or more global Debentures deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co. as DTC’s nominee.

Record ownership of the global Debentures may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below. A holder may hold its interests in the global Debentures directly through DTC if such holder is a participant in DTC, or indirectly through organizations which are direct DTC participants if such holder is not a participant in DTC. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC’s rules and will be settled in same-day funds. Holders may also beneficially own interests in the global Debentures held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

So long as Cede & Co., as nominee of DTC, is the registered owner of the global Debentures, Cede & Co. for all purposes will be considered the sole holder of the global Debentures. Except as provided below, owners of beneficial interests in the global Debentures:

•	will not be entitled to have certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of certificates in definitive form; and

•	will not be considered holders of the global Debentures.

The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability of an owner of a beneficial interest in a global security to transfer the beneficial interest in the global security to such persons may be limited.

We will wire, through the facilities of the trustee, payments of principal, interest, contingent interest, if any, liquidated damages, if any, the redemption price, change of control repurchase price or repurchase price on the global Debentures to Cede & Co., the nominee of DTC, as the registered owner of the global Debentures. None of us, the trustee or any paying agent will have any responsibility or be liable for paying amounts due on the global Debentures to owners of beneficial interests in the global Debentures.

It is DTC’s current practice, upon receipt of any payment on the global Debentures, to credit participants’ accounts on the payment date in amounts proportionate to their respective beneficial interests in the Debentures represented by the global Debentures, as shown on the records of DTC, unless DTC believes that it will not receive payment on the payment date. Payments by DTC participants to owners of beneficial interests in Debentures represented by the global Debentures held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in “street name.”

If you would like to convert your Debentures into common stock pursuant to the terms of the Debentures, you should contact your broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests and effecting delivery of such Debentures on DTC’s records.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, your ability to pledge your interest in the Debentures represented by global Debentures to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

We will issue the Debentures in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global Debenture may be exchanged for definitive certificated Debentures upon request by or on behalf of DTC in accordance with customary procedures. The indenture permits us to determine at any time and in our sole discretion that Debentures shall no longer be represented by global Debentures. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global Debentures at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Neither we nor the trustee (nor any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of Debentures, including, without limitation, the presentation of Debentures for conversion or repurchase as described above, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global Debentures are credited and only for the principal amount of the Debentures for which directions have been given.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act, as amended. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the initial purchaser of the Debentures. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global Debentures among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the trustee or any of their respective agents will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to or payments made on account of beneficial ownership interests in global Debentures.

According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Restrictions on Transfer; Legends

The Debentures and common stock issuable upon conversion of the Debentures will be subject to certain restrictions on transfer set forth on the Debentures and in the indenture, and certificates evidencing the Debentures will bear the legend regarding such transfer restrictions set forth under “Transfer Restrictions.”

Governing Law

The indenture and the Debentures are governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

US Bank, as trustee under the indenture, has been appointed by us as paying agent, conversion agent, calculation agent, registrar and custodian with regard to the Debentures. Equiserv is the transfer agent and registrar for our common stock. The trustee or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.

Rule 144A Information Request

We will furnish to the holders or beneficial holders of the Debentures or the underlying common stock and prospective purchasers, upon their request, the information required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

Calculations in Respect of Debentures

The trustee, as calculation agent, will be responsible for making all calculations called for under the Debentures. These calculations include, but are not limited to, determination of the trading prices of the Debentures and of our common stock. The calculation agent will make all these calculations in good faith and, absent manifest error, their calculations will be final and binding on holders of Debentures.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 60 million shares of common stock, par value $0.02 per share and 10 million shares of preferred stock, par value $0.02 per share. As of September 30, 2004, we had 31,713,573 shares of common stock issued and outstanding. The following summary description of our capital stock does not purport to be complete and is subject to the detailed provisions of, and is qualified in its entirety by reference to, the Certificate of Incorporation and Bylaws, copies of which have been filed or incorporated by reference as exhibits hereto, and to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to the rights of any holders of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available. Since our inception, no dividends have been paid on the common stock. Certain of our credit facilities contain restrictions on the payment of dividends. In the event of a liquidation, dissolution or winding up, holders of the common stock are entitled to share ratably in the distribution of all assets remaining after payment of liabilities, subject to the rights of any holders of preferred stock. The holders of common stock have no preemptive rights to subscribe for additional shares of common stock and no right to convert their common stock into any other securities. In addition, there are no redemption or sinking fund provisions applicable to the common stock. All the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Board of Directors is authorized, without further action by the stockholders, to issue any or all shares of authorized preferred stock as a class without series or in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or impeding a change in control of us. The Board of Directors has authorized the issuance of Series A Junior preferred stock, as described below.

Certain Provisions Our Certificate of Incorporation and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, defer or make more difficult a takeover attempt that a stockholder might consider in its best interest. Set forth below is a description of certain provisions of our Certificate of Incorporation and Bylaws.

The Certificate of Incorporation provides that our Board of Directors be divided into three classes of directors serving staggered three-year terms. The classes of directors will be as nearly equal in number as possible. Accordingly, approximately one-third of our Board of Directors will be elected each year. The Certificate of Incorporation provides that the number of directors will be determined by the Board of Directors. To amend such provision, the affirmative vote of 80% of our shareholders is required.

Our Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of us and our stockholders (through stockholders’ derivative suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions may not limit the liability of directors under federal securities laws.

Section 203 of Delaware General Corporation Law

Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an “interested stockholder,” which is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder, unless (i) the business combination is approved by the corporation’s board of directors prior to the date the interested stockholder becomes an interested stockholder, (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it becomes an interested stockholder or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Preferred Stock Purchase Rights

On March 20, 2003, our Board of Directors approved a Rights Agreement (as amended from time to time, the “Rights Agreement”) between us and EquiServe Trust Company, N.A. (the “Rights Agent”), as Rights Agent. In connection with its approval of the Rights Agreement, the Board of Directors also declared a dividend of one “right” for each outstanding share of our common stock, payable on April 4, 2003 to stockholders of record at the close of business on March 27, 2003. On November 28, 2003, we amended the Rights Agreement in connection with an agreement entered into between us and Fletcher International, Ltd. on November 20, 2003. This amendment became effective on November 28, 2003. The amendment excludes Fletcher International, Ltd. and its affiliates from the definition of “Acquiring Person” under certain conditions.

Each right generally entitles the holder to purchase one one-thousandth (1/1,000) of a share (a “Unit”) of our Series A Junior preferred stock at a price of $57.00 per Unit upon certain events. The purchase price and amount and form of consideration to be issued upon exercise are subject to appropriate adjustment for stock splits and other events. Generally, the rights are not exercisable until the Distribution Date (as defined below). The rights are redeemable under certain circumstances at $0.01 per right and will expire, unless earlier redeemed, on April 3, 2013.

The rights will not prevent a takeover of us. However, the rights may cause substantial dilution to a person or group that acquires 15% or more of the common stock, unless the rights are first redeemed by the Board of Directors or an exchange occurs (as described below). Nevertheless, the rights should not interfere with a transaction that is in the best interests of us and our stockholders because the rights can be redeemed, or an exchange can be effected, before the consummation of such transaction.

The complete description and terms of the rights are set forth in the Rights Agreement, which was filed as an exhibit to a Current Report on Form 8-K filed by us with the Securities and Exchange Commission.

Description of Rights; Purchase Price

Each right entitles the registered holder to purchase from us, under certain circumstances, one Unit, which consists of one one-thousandth (1/1,000) of a share of our Series A Junior preferred stock, par value $.02 per share (the “Series A Preferred Stock”), at a purchase price of $57.00 per Unit upon certain events. The purchase price and amount and form of consideration to be issued upon exercise are subject to appropriate adjustment for stock splits and other events.

Voting

Each Unit shall entitle the holder thereof to one vote on all matters submitted to a vote of our stockholders, voting together with holders of common stock as one class on all such matters. Holders of Units shall not have the right to cumulate their votes in the election of our directors, and will have the same voting rights and limitations applicable to holders of common stock as set forth in our Certificate of Incorporation, as amended.

Dividends

Each Unit shall entitle the holder thereof to receive dividends, when, as and if declared by the Board of Directors out of funds legally available therefor and only after payment of, or provision for, full dividends on all outstanding shares of any senior series of preferred stock and after we have made provision for any required sinking or purchase funds for any series of preferred stock, on a pari passu basis with dividend rights of the common stock.

Liquidation

In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of Units shall be entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of (i) all of our debts and liabilities, and (ii) the preferential rights of any senior series of preferred stock, but before any such liquidation distributions are paid in respect of common stock.

Mergers

In the event of any merger, consolidation or other transaction in which common stock is changed or exchanged, holders of Units will be entitled to receive the same consideration received per share of common stock. These rights are protected by customary antidilution provisions (see Adjustments, below). Although the rights are redeemable, Units of Series A Preferred Stock purchasable upon exercise of the rights will not be redeemable.

Because a Unit is equal to one one-thousandth (1/1,000) of a share of Series A Preferred Stock, a holder of one full share of Series A Preferred Stock generally would be entitled to dividend, liquidation and voting rights equal to one thousand (1,000) times the dividend, liquidation and voting rights of one share of common stock. Because of the nature of the Units’ dividend, liquidation and voting rights, the value of one one-thousandth (1/1,000) of a share of Series A Preferred Stock purchasable upon exercise of each right should approximate the value of one share of common stock.

Exercisability of Rights; Expiration Date

The rights are not exercisable until the Distribution Date (as defined below), and will expire at the close of business on April 3, 2013 (the “Final Expiration Date”) unless the rights are earlier redeemed or exchanged by us, all as described below.

Triggering Events; Distribution Date

The rights will be exercisable only upon the earlier of: (i) 10 business days following a public announcement (the “Stock Acquisition Date”) that a person or group of affiliated or associated persons has become an Acquiring Person and (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in such person or group becoming an Acquiring Person (the “Distribution Date”).

Generally, any person (including affiliates and associates) or group which acquires beneficial ownership or 15% or more of the then outstanding common stock is an “Acquiring Person”. The following persons who meet this definition will not become Acquiring Persons: (i) us, (ii) any of our subsidiaries, (iii) any employee benefit plan of us or of any of our subsidiaries, or any person or entity organized, appointed or established by us for or pursuant to the terms of any such plan, (iv) Fletcher International, Ltd., together with all of its affiliates (collectively, “Fletcher”), but only so long as (A) the common stock beneficially owned by Fletcher is limited to the common stock Fletcher acquires or is permitted to acquire under the terms of the agreement with Fletcher and related certificate and (B) Fletcher’s beneficial ownership (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended and in effect on the date of the Rights Agreement, of common stock does not at any time exceed 14.99% of the then outstanding common stock, (v) any person that became the beneficial owner of 15% or more of the outstanding common stock as a result of a decrease in the number of outstanding shares of common stock caused by a transaction approved by the Board of Directors, and (vi) any person who has reported or is required to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13G or Schedule 13D does not state any intention to or reserve the right to control or influence our management or policies or engage in any of the actions specified in Item 4 of such schedule (other than the disposition of the common stock) and, within 10 business days of being requested by us to advise it regarding the same, certifies to us that such person acquired shares of common stock in excess of 15% inadvertently or without knowledge of the terms of the rights and who, together with all affiliates and associates, thereafter does not acquire any additional shares of common stock while being the beneficial owner of 15% or more of the shares of common stock then outstanding.

Flip In Rights

In the event that any person or group becomes an Acquiring Person (a “Flip-In Triggering Event”), each right will automatically convert into a right to buy common stock rather than Series A Preferred Stock. As such, each holder of a right will thereafter have the right to purchase our common stock (or, in certain circumstances, cash, property or other securities) having a value equal to two times the exercise price of the right, or in other words, effectively at one-half of our then-current common stock price. However, any rights associated with common stock acquired by an Acquiring Person will be void, and such Acquiring Person will not be able to exercise the rights to purchase additional common stock. Rights are not exercisable following the occurrence of a Flip-In Triggering Event until such time as the rights are no longer redeemable by us, as described below.

The following is an example of how exercise of the rights would work, assuming an exercise price of $30 per right and a then-current market price for our common stock of $10.

Example: At an exercise price of $30 per right, each right (excluding those owned by an Acquiring Person) would be multiplied by the number of Units of Series A Preferred Stock into which the right was exercisable - 1. That number ($30 × 1 = $30) is then divided by 50% of the then-current market price of our stock (50% of $10 = $5) - thus, $30 divided by 5 equals 6, which is the number of shares of our common stock received for each right. Thus, for each $30 purchase price, each holder would receive 6 shares of our common stock, which would have an aggregate value of $60-twice the $30 purchase price.

Flip Over

In the event that, at any time following the Flip-In Triggering Event: (i) we are acquired in a merger or other business combination transaction, or (ii) more than 50% of our assets or earning power is sold or transferred, each holder of a right (except voided rights held by the Acquiring Person) shall have the right to purchase common stock of the Acquiring Person having a value equal to two times the exercise price of the right. The formula for a Flip-Over purchase is the same as used for a Flip-In Triggering Event, only utilizing the market price of the Acquiring Person’s stock.

Transfer and Detachment of Rights

The rights were attached to all common stock certificates representing common stock outstanding at the close of business on March 27, 2003, and no separate rights certificates will be distributed. The rights will separate from the common stock upon a Distribution Date. Until the Distribution Date: (i) the rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, (ii) new common stock certificates issued after March 11, 2003 contain a legend and notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the rights associated with the common stock represented by such certificate. Except as otherwise determined by the Board of Directors, only shares of common stock issued prior to the Distribution Date will be issued with rights.

As soon as practicable after a Distribution Date, rights certificates will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and, thereafter, the separate rights certificates alone will represent the rights. Any registered holder desiring to transfer, split up, combine or exchange any rights certificate must make such request in writing to the rights Agent, and shall surrender the rights certificate to be transferred, split up, combined or exchanged at the principal office or offices of the rights Agent. Neither the rights Agent nor us shall be obligated to take any action whatsoever regarding the transfer of any such surrendered rights certificate until the registered holder has completed and signed the certificate contained in the form of assignment on the reverse side of the rights certificate and has provided such additional information about the identity of the parties involved, as we may reasonably request. Thereupon the Rights Agent shall, subject to certain restrictions contained in the Rights Agreement regarding certain entities acquiring 15% or more of our common stock, countersign and deliver to the person entitled a rights certificate or rights certificates, as the case may be, as so requested. We may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of rights certificates.

Adjustments

The purchase price payable, and the number of Units or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock, or shares having the same rights, preferences and privileges as the Series A Preferred Stock, or convertible securities at less than the current market price of the Series A Preferred Stock, or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

The number of outstanding rights, and the number of Units or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time in the event that we (i) declare a dividend on the outstanding shares of common stock payable in shares of common stock, (ii) subdivide the outstanding shares of common stock, or (iii) combine the outstanding shares of common stock into a smaller number of shares.

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

Redemption

In general, at any time prior to the earlier of (i) the close of business on the 10th business day following a Stock Acquisition Date, or (ii) the Final Expiration Date, we may redeem the rights in whole, but not in part, at a price of $.01 per right. Immediately upon the action of the Board of Directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Exchange

In general, at any time after a person becomes an Acquiring Person, and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, the Board of Directors may exchange all or part of the then outstanding rights (other than rights owned by such person or group which have become void) for common stock at an exchange ratio of one share of common stock per right (or in certain circumstances preferred stock), subject to applicable adjustments.

No Stockholder Rights for Right Holders

Until a right is exercised, the holder thereof will have no rights as a stockholder relating to the rights, including, without limitation, the right to vote, receive dividends or any distributions upon liquidation.

Tax Consequences

While the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights became exercisable for our common stock (or other consideration) or for common stock of the acquiring company as set forth above.

Amendments

The Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to correct or supplement any defective or inconsistent provisions, to make any necessary or desirable changes that do not adversely affect the interests of holders of rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the rights are not redeemable and any amendment to lengthen any other time period must be for the purpose of protecting, enhancing or clarifying the rights of or benefits to the holders of rights.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations to U.S. holders relating to the purchase, ownership and disposition of the Debentures or shares of our common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax results described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the federal tax consequences of acquiring, holding or disposing of the Debentures or shares of our common stock.

This discussion is limited to holders of Debentures who purchase the Debentures in connection with their original issue from the initial purchaser at the “issue price” of the Debentures (as described below) and who hold the Debentures and any shares of our common stock into which the Debentures are converted as capital assets within the meaning of the Code.

This discussion does not contain a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the Debentures or shares of our common stock. In particular, this discussion does not address all tax considerations that may be important to you in light of your particular circumstances (such as the alternative minimum tax provisions) or under certain special rules. Special rules may apply, for instance, to certain financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, security dealers and other persons that mark-to-market, holders whose functional currency for federal income tax purposes is not the United States dollar, persons who hold Debentures or shares of our common stock as part of a hedge, conversion or constructive sale transaction, or straddle or other integrated or risk reduction transaction, or persons who have ceased to be United States citizens or are to be taxed as resident aliens. In addition, the discussion does not apply to holders of Debentures or shares of our common stock that are partnerships. If a partnership (including for this purpose any entity treated as a partnership for federal income tax purposes) is a beneficial owner of the Debentures or shares of our common stock into which the Debentures are converted, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of Debentures that is a partnership and partners in such partnership should consult their own tax advisors about the federal income tax consequences of holding and disposing of the Debentures or shares of our common stock into which the Debentures are converted. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction.

PLEASE CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF ACQUIRING, HOLDING, CONVERTING OR OTHERWISE DISPOSING OF THE DEBENTURES AND SHARES OF OUR COMMON STOCK, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITES STATES FEDERAL OR OTHER TAX LAWS.

Tax Consequences to U.S. Holders

U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Debenture that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Classification of the Debentures

We intend to treat the Debentures as indebtedness for United States federal income tax purposes and intend to take the position that the Debentures will be subject to the special regulations governing contingent payment debt instruments (referred to as the “Contingent Debt Regulations”). Under the terms of the indenture governing the Debentures, we and each holder of the Debentures agree, for United States federal income tax purposes, to treat the Debentures as debt instruments that are subject to the Contingent Debt Regulations, and the remainder of this discussion assumes that the Debentures will be so treated. In addition, under the indenture, each holder will be deemed to have agreed to treat the fair market value of our common stock received by such holder upon conversion as a contingent payment and to recognize amounts as interest income treated as original issue discount under the Code with respect to the Debentures for United States federal income tax purposes according to the “noncontingent bond method,” set forth in section 1.1275-4(b) of the Contingent Debt Regulations, using the comparable yield (as defined below) determined by us.

The Internal Revenue Service, or the IRS, has issued a revenue ruling with respect to instruments having certain features similar to the Debentures. However, the application of the Contingent Debt Regulations to instruments such as the Debentures is uncertain in several respects, and, as a result, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the Debentures. In particular, a holder might be required to accrue interest income at a higher or lower rate, might not recognize income, gain or loss upon conversion of the Debentures into shares of our common stock, and might recognize capital gain or loss upon a taxable disposition of the Debentures. Holders should consult their tax advisors concerning the tax treatment of holding and disposing of the Debentures.

In this regard, it should be noted that in 2002, the IRS sought comments in Notice 2002-36 regarding the tax classification and treatment of convertible instruments under the Contingent Debt Regulations. In this Notice, the IRS acknowledged that subtle changes to the terms of an instrument could effectively make use of the non-contingent bond method under the contingent debt regulations elective. Moreover, the Service acknowledged that there is considerable uncertainty about the tax consequences of convertible debt instruments that are widely used and broadly traded in the capital markets. The IRS invited comments on several issues including whether the exclusion from the non-contingent bond method for straight convertible debt instruments should be eliminated, expanded or modified and whether the rule that remote and incidental contingencies are disregarded in determining whether a debt instrument is a contingent debt instrument should be modified. The IRS has not issued any guidance pursuant to the request for comments set forth in Notice 2002-36. The Notice clearly sets forth, however, the scope of uncertainty with respect to instruments such as the Debentures. Accordingly, any potential holder of the Debentures is encouraged to consult their tax counsel regarding the tax treatment of the Debentures in their hands.

Accrual of Interest on the Debentures

Pursuant to the Contingent Debt Regulations, a U.S. holder will be required, regardless of whether the U.S. holder uses the cash or accrual method of tax accounting, to accrue an amount of ordinary interest income as original issue discount at the comparable yield (which will be substantially in excess of the interest payments actually received in that year).

A U.S. holder must accrue an amount of ordinary income, as interest income treated as original issue discount for United States federal income tax purposes, for each accrual period prior to and including the maturity date of the Debentures that equals:

(1) the product of (i) the adjusted issue price (as defined below) of the Debentures as of the beginning of the accrual period, and (ii) the comparable yield (as defined below) of the Debentures, adjusted for the length of the accrual period;

(2) divided by the number of days in the accrual period; and

(3) multiplied by the number of days during the accrual period that the U.S. holder held the Debentures.

The Debentures’ issue price is the first price at which a substantial amount of the Debentures is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a Debenture is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any projected payments (as defined below) previously made (including payments of stated cash interest) with respect to the Debentures.

Unless certain conditions are met, the term “comparable yield” means the annual yield we would pay, as of the initial issue date, on a noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise comparable to those of the Debentures. We have determined that the comparable yield for the Debentures is 9.05%, compounded semi-annually. The precise manner of calculating the comparable yield, however, is not entirely clear. If the comparable yield were successfully challenged by the IRS, the redetermined yield could differ materially from the comparable yield provided by us. Moreover, the projected payment schedule could differ materially from the projected payment schedule provided by us.

The Contingent Debt Regulations require that we provide to U.S. holders, solely for United States federal income tax purposes, a schedule of the projected amounts of payments, which we refer to as projected payments, on the Debentures. This schedule must produce the comparable yield. The projected payment schedule includes the semi-annual stated cash interest payable on the Debentures at the rate of 1.625% per annum, estimates for certain contingent interest payments and an estimate for a payment at maturity taking into account the conversion feature. In this connection, the fair market value of any common stock (and cash, if any) received by a holder upon conversion will be treated as a contingent payment.

U.S. holders may also obtain the projected payment schedule by submitting a written request for such information to: Euronet Worldwide, Inc., 4601 College Blvd., Suite 300, Leawood, Kansas 66211.

THE COMPARABLE YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS ARE NOT DETERMINED FOR ANY PURPOSE OTHER THAN FOR THE DETERMINATION OF A U.S. HOLDER’S INTEREST ACCRUALS AND ADJUSTMENTS THEREOF IN RESPECT OF THE DEBENTURES FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNTS PAYABLE ON THE DEBENTURES.

Amounts treated as interest under the Contingent Debt Regulations are treated as original issue discount for all purposes of the Internal Revenue Code of 1986, as amended (which we refer to as the Code”).

Adjustment to Interest Accrual on the Debentures

As noted above, the projected payment schedule includes amounts attributable to the stated semi-annual cash interest payable on the Debentures. Accordingly, the receipt of the stated semi-annual cash interest payments will not be separately taxable to U.S. holders. If, during any taxable year, a U.S. holder receives actual payments with respect to the Debentures for that taxable year that in the aggregate exceed the total amount of projected payments for that taxable year, the U.S. holder will incur a “net positive adjustment” under the Contingent Debt Regulations equal to the amount of such excess. The U.S. holder will treat a “net positive adjustment” as additional interest income. For this purpose, the payments in a taxable year include the fair market value of property received in that year, including the fair market value of our common stock received upon conversion.

If a U.S. holder receives in a taxable year actual payments with respect to the Debentures for that taxable year that in the aggregate were less than the amount of projected payments for that taxable year, the U.S. holder will incur a “net negative adjustment” under the Contingent Debt Regulations equal to the amount of such deficit. This adjustment will (a) first reduce the U.S. holder’s interest income on the Debentures for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. holder’s interest income on the Debentures during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. A negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described in (a) and (b) will be carried forward and treated as a negative adjustment in the succeeding taxable year and will offset future interest income accruals in respect of the Debentures or will reduce the amount realized on the sale, exchange, purchase by us at the holder’s option, conversion, redemption or retirement of the Debentures.

If a U.S. holder purchases Debentures at a discount or premium to the adjusted issue price, the discount will be treated as a positive adjustment and the premium will be treated as a negative adjustment. The U.S. holder must reasonably allocate the adjustment over the remaining term of the Debentures by reference to the accruals of original issue discount at the comparable yield or to the projected payments. It may be reasonable to allocate the adjustment over the remaining term of the Debentures pro rata with the accruals of original issue discount at the comparable yield. You should consult your tax advisors regarding these allocations.

Sale, Exchange, Conversion or Redemption

Generally, the sale or exchange of a Debenture, the purchase of a Debenture by us at the holder’s option, or the redemption or retirement of a Debenture for cash, will result in taxable gain or loss to a U.S. holder. As described above, our calculation of the comparable yield and the schedule of projected payments for the Debentures includes the receipt of common stock upon conversion as a contingent payment with respect to the Debentures. Accordingly, we intend to treat the receipt of our common stock by a U.S. holder upon the conversion of a Debenture as a contingent payment under the Contingent Debt Regulations. Under this treatment, conversion also would result in taxable gain or loss to the U.S. holder. As described above, holders will be deemed to have agreed to be bound by our determination of the comparable yield and the schedule of projected payments.

The amount of gain or loss on a taxable sale, exchange, purchase by us at the holder’s option, conversion, redemption or retirement would be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. holder, including the fair market value of any of our common stock received, and (b) the U.S. holder’s adjusted tax basis in the Debenture. A U.S. holder’s adjusted tax basis in a Debenture will generally be equal to the U.S. holder’s original purchase price for the Debenture, increased by any interest income previously accrued by the U.S. holder (determined without regard to any adjustments to interest accruals described above, other than adjustments to reflect a discount or premium to the adjusted issue price, if any), and decreased by the amount of any projected payments that have been previously made in respect of the Debentures to the U.S. holder (without regard to the actual amount paid). Gain recognized upon a sale, exchange, purchase by us at the holder’s option, conversion, redemption or retirement of a Debenture will generally be treated as ordinary interest income; any loss will be ordinary loss to the extent of net original issue discount inclusions, and thereafter, capital loss (which will be long-term if the Debenture is held for more than one year). The deductibility of net capital losses by individuals and corporations is subject to limitations.

A U.S. holder’s tax basis in our common stock received upon a conversion of a Debenture will equal the then current fair market value of such common stock. The U.S. holder’s holding period for the common stock received will commence on the day immediately following the date of conversion.

Given the uncertain tax treatment of instruments such as the Debentures, you should contact your tax advisors concerning the tax treatment on conversion of a Debenture and the ownership of our common stock.

Adjustment of Conversion Rate

If at any time we make a distribution of property to shareholders that would be taxable to such shareholders as a dividend for federal income tax purposes (for example, distributions of cash, evidences of indebtedness or assets of ours, but generally not stock dividends or rights to subscribe for our common stock) and, pursuant to the anti-dilution provisions of the indenture, the conversion rate of the Debentures is increased, such increase may be deemed to be the payment of a taxable stock dividend to you. If the conversion rate is increased at our discretion or in certain other circumstances, such increase also may be deemed to be the payment of a taxable dividend to you, notwithstanding the fact that you do not receive a cash payment. In certain circumstances, the failure to make an adjustment of the conversion rate under the indenture may result in a taxable distribution to holders of our common stock. Any deemed distribution will be taxable as a dividend, return of capital or capital gain in accordance with the tax rules applicable to corporate distributions, but may not be eligible for the reduced rates of tax applicable to certain dividends paid to individual holders nor to the dividends-received deduction applicable to certain dividends paid to corporate holders.

Ownership and Disposition of Shares of Our Common Stock

Distributions, if any, paid on shares of our common stock generally will be includable in your income as ordinary income to the extent made from our current or accumulated earnings and profits. Such distributions will be eligible for the dividends-received deduction in the case of a corporate holder that meets certain holding period and other applicable requirements, and will qualify for taxation at reduced rates in the case of an individual holder (effective for tax years beginning before January 1, 2009) if the holder meets certain holding period and other requirements. Upon the sale, exchange or other disposition of shares of our common stock, you generally will recognize capital gain or capital loss equal to the difference between the amount realized on such sale or exchange and your adjusted tax basis in such shares. You should consult your tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals) and losses (the deductibility of which is subject to limitations).

Backup Withholding and Information Reporting

Payments of interest or dividends made by us on, or the proceeds of the sale or other disposition of, the Debentures or shares of our common stock may be subject to information reporting and federal backup withholding tax if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against the holder’s U.S. federal income tax, provided that the required information is furnished to the IRS.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Debenture or our common stock that is, for U.S. federal income tax purposes:

(A) an individual who is classified as a nonresident alien for U.S. federal income tax purposes;

(B) a foreign corporation; or

(C) a nonresident alien fiduciary of a foreign estate or trust.

Withholding Tax Payments on Debentures

Except as described below with respect to constructive dividends, all payments on the Debentures made to a Non-U.S. Holder, including a payment in our common stock or cash pursuant to a conversion, exchange or retirement and any gain realized on a sale of the Debentures, will not be subject to the 30% U.S. federal income and withholding tax, provided that:

•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership and is not a bank receiving certain types of interest,

•	the certification requirement described below has been fulfilled with respect to the Non-U.S. Holder,

•	such payments are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States, and

•	in the case of gain realized on the sale, conversion, exchange or retirement of the Debentures or disposition of our common stock following conversion we are not, and have not been within the shorter of the five-year period preceding such sale, conversion, exchange or retirement and the period the Non-U.S. Holder held the Debentures, a U.S. real property holding corporation.

The certification requirement referred to above will be fulfilled if either (a) the beneficial owner of a Debenture certifies to the applicable payer or its agent, under penalties of perjury, that it is not a U.S. person and provides its name and address on IRS Form W-8BEN (or a suitable substitute form); or (b) a securities clearing organization, bank or other financial institution, that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the Debenture, certifies under penalties of perjury that such a Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

Generally, a corporation is a U.S. real property holding corporation under the “FIRPTA” rules if the fair market value of its U.S. real property interests, as defined in the Internal Revenue Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We currently are not a U.S. real property holding corporation and do not intend to become one in the future. However, no assurance can be given that we will not become a U.S. real property holding corporation in the future. If we are determined to be a U.S. real property holding corporation, then an exemption would generally apply to a Non-U.S. Holder who at no time actually or constructively owned more than 5% of the outstanding Debentures or more than 5% of our outstanding common stock, assuming our common stock continues to be regularly traded on an established securities market, as prescribed by Treasury regulations.

If a Non-U.S. Holder of a Debenture is engaged in a trade or business in the United States, and if payments on the Debenture are effectively connected with the conduct of this trade or business, the Non-U.S. Holder, although exempt from U.S. withholding tax, will generally be taxed in the same manner as a U.S. Holder (see general discussion of federal income tax considerations to U.S. Holders above), except that the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These Non-U.S. Holders should consult their own tax advisers with respect to other tax consequences of the ownership of the Debentures, including the possible imposition of a 30% branch profits tax or, if applicable, a lower treaty rate.

Tax Consequences to Dividends

Dividends (including deemed dividends on Debentures described above under “-U.S. Holders-Adjustment of Conversion Rate) if any, paid to a Non-U.S. Holder of our common stock generally will be subject to U.S. withholding tax at a 30% rate, subject to reduction under an applicable treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to benefits under a treaty. It is possible that U.S. federal tax on the constructive dividend would be withheld from subsequent interest or principal payments made to the Non-U.S. Holder of the Debentures. A Non-U.S. Holder who is subject to withholding tax under such circumstances should consult his own tax adviser as to whether he can obtain a refund of all or a portion of the withholding tax. Except to the extent otherwise provided under an applicable tax treaty, you generally will be taxed in the same manner as a U.S. Holder on dividends that are effectively connected with your conduct of a trade or business in the United States. If you are a foreign corporation, you may also be subject to a U.S. branch profits tax on such effectively connected income at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to certain adjustments.

Gain on Disposition of the Debentures and Shares of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other disposition of the common stock received upon a conversion of a Debenture, unless:

•	the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States,

•	in the case of a Non-U.S. Holder who is a nonresident alien individual, the individual is present in the United States for 183 or more days in the taxable year of the disposition and either (A) you have a “tax home” in the United States and certain other requirements are met, or (B) the gain from the disposition is attributable to an office or other fixed place of business in the United States;

•	in the case of an amount which is attributable to interest or original issue discount, you do not meet the conditions for exemption from U.S. federal withholding tax as described in “Withholding Tax Payments on Debentures” above; or

•	we are or have been a U.S. real property holding corporation at any time within the shorter of the five year period preceding such sale, exchange or disposition and the period the Non-U.S. Holder held the common stock.

As discussed above, we believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation for United States federal income tax purposes.

If a Non-U.S. Holder of our common stock is engaged in a trade or business in the United States, and if the gain on the common stock is effectively connected with the conduct of this trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a United States Holder (see general discussion of federal income tax considerations to U.S. Holders above). These Non-U.S. Holders should consult their own tax advisers with respect to other tax consequences of the disposition of the common stock, including the possible imposition of a 30% branch profits tax.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the Debentures, the common stock and the proceeds from a sale or other disposition of the Debentures or the common stock. A Non-U.S. Holder may be subject to United States backup withholding tax on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person. The certification procedures required of Non-U.S. Holders to claim the exemption from withholding tax on certain payments on the Debentures, described above, will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U. S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS. In addition, we must report annually to the IRS and to each Non-U.S. Holder the amount of any dividends paid to, and the tax withheld with respect to, such holder, regardless of whether any withholding was actually required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

SELLING SECURITY HOLDERS

We issued the Debentures in a private offering on December 15, 2004. The initial purchaser has advised us that they resold the Debentures to qualified institutional buyers under Rule 144A under the Securities Act. The Debentures and the common stock that are offered for resale by this prospectus are offered for the accounts of the selling security holders. These subsequent purchasers, or their transferees, pledgees, donees or successors, may from time to time offer and sell any or all of the Debentures and/or the common stock issuable upon conversion of the Debentures pursuant to this prospectus.

The following table sets forth certain information with respect to the selling security holders and the principal amount of Debentures and the number of shares of our common stock that are beneficially owned by each selling security holder and that may be offered and sold from time to time pursuant to this prospectus. The information is based solely on information provided by or on behalf of the selling security holders set forth below, and we have not independently verified the information.

Except as indicated below, none of the selling security holders set forth below has had any position, office or other material relationship with us or our affiliates within the past three years.

Name	Principal Amount of Debentures Beneficially Owned ($)	Principal Amount of Debentures That May Be Sold ($)(1)	Number of Shares of Common Stock Beneficially Owned (2)(3)	Number of Shares of Common Stock That May Be Sold (1)(3)
Alexian Brothers Medical Center	30,000	30,000	892.18	892.18

Aloha Airlines Non-Pilots Pension Trust	85,000	85,000	2,527.83	2,527.83

Aloha Pilots Retirement Trust	50,000	50,000	1,486.96	1,486.96

Arkansas PERS	220,000	220,000	6,542.62	6,542.62

Astrazeneca Holdings Pension	65,000	65,000	1,933.05	1,933.05

ATSF-Transamerica Convertible Securities	5,750,000	5,750,000	171,000.40	171,000.40

Attorney’s Title Insurance Fund	80,000	80,000	2,379.14	2,379.14

Boilermakers Blacksmith Pension Trust	2,600,000	2,600,000	77,321.92	77,321.92

C & H Sugar Company Inc.	115,000	115,000	3,420.01	3,420.01

Delaware PERS	130,000	130,000	3,866.10	3,866.10

Delta Airlines Master Trust	500,000	500,000	14,869.60	14,869.60

DKR Soundshore Strategic Holding Fund Ltd.	1,000,000	1,000,000	29,739.20	29,739.20

Duke Endowment	465,000	465,000	13,828.73	13,828.73

Fore Convertible Master Fund, Ltd.	1,300,000	1,300,000	38,660.96	38,660.96

Fore Plan Asset Fund, Ltd.	150,000	150,000	4,460.88	4,460.88

Grace Convertible Arbitrage Fund, Ltd.	4,750,000	4,750,000	141,261.20	141,261.20

Guggenheim Portfolio Company VIII (Cayman), Ltd.	175,000	175,000	5,204.36	5,204.36

Hawaiian Airlines Employees Penion Plan-IAM	30,000	30,000	892.18	892.18

Hawaiian Airlines Pension Plan for Salaried Employees	5,000	5,000	148.70	148.70

Hawaiian Airlines Pilots Retirement Plan	95,000	95,000	2,825.22	2,825.22

ICI American Holdings Trust	50,000	50,000	1,486.96	1,486.96

IDEX-Transamerica Convertible Securities Fund	4,000,000	4,000,000	118,956.80	118,956.80

Louisiana CCRF	25,000	25,000	743.48	743.48

Man Mac I, Limited	500,000	500,000	14,869.60	14,869.60

Nomura Securities International, Inc.	2,000,000	2,000,000	59,478.40	59,478.40

Nuveen Preferred & Convertible Fund JQC	1,070,000	1,070,000	31,820.94	31,820.94

Nuveen Preferred & Convertible Income Fund JPC	800,000	800,000	23,791.36	23,791.36

OCLC Online Computer Library Center Inc.	5,000	5,000	148.70	148.70

Prudential Life Insurance Co. of America	15,000	15,000	446.09	446.09

Southern Farm Bureau Life Insurance	875,000	875,000	26,021.80	26,021.80

State of Oregon/Equity	640,000	640,000	19,033.09	19,033.09

State of Oregon/SAIF Corporation	2,475,000	2,475,000	73,604.52	73,604.52

Stonebridge Life Insurance	500,000	500,000	14,869.60	14,869.60

Syngenta AG	25,000	25,000	743.48	743.48

Transamerica Accidental Life	1,000,000	1,000,000	29,739.20	29,739.20

Transamerica Insurance Co. of Iowa	500,000	500,000	14,869.60	14,869.60

Transamerica Life Insurance and Annuities Corp.	3,250,000	3,250,000	96,652.40	96,652.40

Transamerica Premier High Yield Fund	1,000,000	1,000,000	29,739.20	29,739.20

US Bank FBO Benedictine Health Systems	20,000	20,000	594.78	594.78

(1)	Because a selling security holder may sell all or a portion of the Debentures and common stock issuable upon conversion of the Debentures pursuant to this prospectus, no estimate can be given as to the number or percentage of Debentures and common stock that the selling security holder will hold upon termination of any sales.

(2)	Includes shares of common stock issuable upon conversion of the Debentures.

(3)	The number of shares of our common stock issuable upon conversion of the Debentures assumes a holder would receive the maximum number of shares of common stock issuable in connection with the conversion of the full amount of Debentures held by such holder at the initial conversion rate of 29.7392 shares per $1,000 principal amount of Debentures. This conversion rate is subject to adjustment as described under “Description of the Debentures - Conversion Rights.” Accordingly, the maximum number of shares of common stock issuable upon conversion of the Debentures may increase or decrease from time to time. Under the terms of the indenture, fractional shares will not be issued upon conversion of the Debentures; cash will be paid in lieu of fractional shares, if any.

The selling security holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Debentures or common stock since the date on which the information in the preceding table is presented. Information concerning the selling security holders may change from time to time and any such changed information will be set forth in prospectus supplements or, to the extent required, post-effective amendments to the registration statement.

Each selling security holder who is an affiliate of a broker-dealer has informed us that such selling security holder purchased the securities in the ordinary course of business and, at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

PLAN OF DISTRIBUTION

The securities to be offered and sold using this prospectus are being registered to permit public secondary trading of these securities by the selling security holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the securities offered by this prospectus. Selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The Debentures and the common stock issuable upon conversion of the Debentures may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices relating to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. Sales of Debentures and common stock issuable upon conversion of the Debentures may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Debentures or common stock issuable upon conversion of the Debentures may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. The selling security holders may effect such transactions by selling the Debentures or common stock issuable upon conversion of the Debentures directly to purchasers, through broker-dealers acting as agents for the selling security holders, or to broker-dealers who may purchase Debentures or common stock issuable upon conversion of the Debentures as principals and thereafter sell the Debentures or common stock issuable upon conversion of the Debentures from time to time in transactions. In effecting sales, broker-dealers engaged by selling security holders may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of the Debentures or common stock issuable upon conversion of the Debentures for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

In connection with the sale of Debentures or common stock issuable upon conversion of the Debentures, the selling security holders may, subject to the terms of their agreements with us and applicable law, (i) enter into transactions with brokers-dealers or others, who in turn may engage in short sales of the securities in the course of hedging the positions they assume, (ii) sell short or deliver securities to close out positions or (iii) loan securities to brokers, dealers or others that may in turn sell such securities. The selling security holders may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer of the Debentures or common stock issuable upon conversion of the Debentures. The broker-dealer or other financial institution may then resell or transfer these securities through this prospectus. The selling security holders may also loan or pledge their Debentures or common stock issuable upon conversion of the Debentures to a broker-dealer or other financial institution. The broker-dealer or other financial institution may sell the securities which are loaned or, upon a default, the broker-dealer or other financial institution may sell the pledged securities by use of this prospectus.

The selling security holders and any broker-dealers, agents or underwriters that participate with the selling security holders in the distribution of the Debentures or common stock issuable upon conversion of the Debentures may be deemed to be underwriters within the meaning of the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the Debentures or common stock issuable upon conversion of the Debentures and purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling security holders or any purchaser relating to the purchase or sale of Debentures or common stock issuable upon conversion of the Debentures under this prospectus shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act, relating to the sale of any Debentures or common stock issuable upon conversion of the Debentures.

To the extent required by the Securities Act, a prospectus supplement or amendment will be filed and disclose the specific number of shares of common stock to be sold, the name of the selling security holder, the purchase price, the public offering price, the names of any agent, dealer or underwriter, and any applicable commissions paid or discounts or concessions allowed with respect to a particular offering and other facts material to the transaction.

To our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any underwriter, broker-dealer or agent regarding the sale of the Debentures and shares of our common stock issuable upon conversion of the Debentures by the selling security holders.

Pursuant to our registration rights agreement, we have agreed to pay all of our expenses incident to the offer and sale of the Debentures and common stock issuable upon conversion of the Debentures offered by the selling security holders. The selling security holders will pay all underwriting discounts and selling commissions, stock transfer taxes and fees and expenses of the selling security holders. We have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act, and to contribute to payments the selling security holders may be required to make in respect thereof.

To comply with the securities laws of certain jurisdictions, if applicable, the Debentures and common stock issuable upon conversion of the Debentures will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Debentures or the common stock issuable upon conversion of the Debentures may be limited in its ability to engage in market activities with respect to such Debentures or common stock issuable upon conversion of the Debentures. In addition and without limiting the foregoing, each selling security holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchase and sales of any of the Debentures and common stock issuable upon conversion of the Debentures by the selling security holders. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the Debentures and common stock issuable upon conversion of the Debentures to engage in market-making activities with respect to the particular Debentures and common stock issuable upon conversion of the Debentures being distributed for a period of five business days prior to the commencement of the distribution.

Any selling security holder who is a broker-dealer is deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act. To our knowledge, Nomura Securities International, Inc. is the only selling security holder who is a registered broker-dealer and, as such, it is deemed to be an underwriter of the Debentures and the underlying common stock within the meaning of the Securities Act. We do not have a material relationship with Nomura Securities International, Inc., and Nomura Securities International, Inc. does not have the right to designate or nominate a member or members of our board directors. Nomura Securities International, Inc. purchased their Debentures in the open market, not directly from us, and we are not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market-making or stabilizing transactions involving the purchase or distribution of these securities by Nomura Securities International, Inc. To our knowledge, none of the selling security holders who are affiliates of broker-dealers purchased the Debentures outside of the ordinary course of business or, at the time of the purchase of the Debentures, had any agreement or understanding, directly or indirectly, with any person to distribute the securities.

We may suspend the use of this prospectus and any supplements hereto upon any event or circumstance which necessitates the making of any changes in the registration statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that the registration statement, the prospectus and any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act, may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

We cannot assure you that the selling security holders will sell any or all of the securities offered hereunder.

LEGAL MATTERS

The validity of the Debentures and the common stock issuable upon conversion of the Debentures is being passed upon by Stinson Morrison Hecker LLP.

EXPERTS

The consolidated financial statements of Euronet Worldwide, Inc. and subsidiaries as of and for the year ended December 31, 2003, included in our Annual Report on Form 10-K for the year ended December 31, 2003, have been incorporated by reference into this registration statement, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Euronet Worldwide, Inc. and subsidiaries as of December 31, 2002 and for each of the two years in the two-year period ended December 31, 2002, included in our Annual Report on Form 10-K for the year ended December 31, 2003, have been incorporated by reference into this registration statement, in reliance upon the report of KPMG Audit Sp. z o.o. (f/k/a KPMG Polska Sp. z o.o.), independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

The financial statements of e-pay Limited that are incorporated in this registration statement by reference to our Current Report on Form 8-K/A filed on May 2, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements of transact Elektronische Zaklungssysteme GmbH, Martinsried, that are incorporated in this registration statement by reference to our Current Report on Form 8-K/A filed on February 9, 2004, have been so incorporated in reliance on the report of Grant Thornton GmbH given on their authority as experts in accounting and auditing.

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information which does not appear in this prospectus. You may read and copy any materials we file at the SEC’s public reference room at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding us at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or web site.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed or will file with the SEC. We are incorporating by reference into this prospectus the following documents filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2003 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement filed April 20, 2004);

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004;

•	Our Current Reports on Form 8-K filed April 2, 2004, June 1, 2004, June 14, 2004, June 15, 2004, September 21, 2004, October 29, 2004, November 9, 2004 pursuant to Item 9.01, November 9, 2004 (excluding the fifth paragraph thereof) pursuant to Items 1.01 and 8.01, December 9, 2004, December 9, 2004, December 14, 2004 and December 16, 2004;

•	Our Current Reports on Form 8-K/A filed on May 2, 2003, and February 9, 2004.

•	The description of our common stock contained in our registration statement on Form 8-A, dated February 21, 1997, including any amendment or reports filed for the purpose of updating that description; and

•	The description of our preferred stock purchase rights contained in our registration statement on Form 8-A, dated March 24, 2003, including any amendment or reports filed for the purpose of updating that description.

All documents which we file with the SEC pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering of common stock shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Also, all such documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange act of 1934, as amended, after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and supersede information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and supersede statements in and portions of this prospectus or the above listed documents.

The following information contained in such documents is not incorporated herein by reference: (i) information furnished under Items 9 and 12 of our Current Reports on Form 8-K, (ii) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (iii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus. Please direct your written or telephone requests to:

Euronet Worldwide, Inc.

Attn: Corporate Secretary

4601 College Boulevard

Suite 300

Leawood, Kansas 66211

(913) 327-4200

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information, and you should not rely on any such information. We are not making an offer of these securities in any jurisdiction where an offer or sale of these securities is not permitted. You should not assume that the information in this prospectus, and the documents incorporated by reference herein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

Euronet Worldwide, Inc.

$140,000,000

Principal Amount of 1.625% Convertible Senior Debentures Due 2024

Common Stock Issuable upon Conversion of the Debentures

PROSPECTUS

                    , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The estimated expenses to be borne by the Registrant in connection with the offering are as follows:

Amount to be Paid
Securities and Exchange Commission registration fee	$16,478
Accounting fees and expenses	3,000
Legal fees and expenses	10,000
Miscellaneous expenses (including printing expenses)	2,500

Total	$31,978

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Eighth of the Registrant’s amended certificate of incorporation and Article VII of the Registrant’s bylaws provide for indemnification of the Registrant’s directors and officers to the maximum extent permitted by the Delaware General Corporation Law. The Registrant also maintains, and intends to continue to maintain, insurance for the benefit of its directors and officers to insure these persons against certain liabilities, including liabilities under the securities laws.

Item 16.	Exhibits

The index to exhibits appears immediately following the signature pages to this Registration Statement.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law, the certificate of incorporation or bylaws of the registrant or resolutions of the registrant’s board of directors adopted pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on this 25th day of January, 2005.

EURONET WORLDWIDE, INC.

By:	/s/ Daniel R. Henry
	Name:	Daniel R. Henry
	Title:	Chief Operating Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael J. Brown and Daniel R. Henry, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Brown Michael J. Brown	Chairman of the Board of Directors, Chief Executive Officer and Director (principal executive officer)	January 25, 2005

/s/ Daniel R. Henry Daniel R. Henry	Chief Operating Officer, President and Director	January 25, 2005

/s/ Eriberto R. Scocimara Eriberto R. Scocimara	Director	January 25, 2005

/s/ Thomas A. McDonnell Thomas A. McDonnell	Director	January 25, 2005

/s/ M. Jeannine Strandjord M. Jeannine Strandjord	Director	January 25, 2005

/s/ Andzrej Olechowski Andzrej Olechowski	Director	January 25, 2005

/s/ Paul S. Althasen Paul S. Althasen	Director	January 25, 2005

/s/ Andrew B. Schmitt Andrew B. Schmitt	Director	January 25, 2005

/s/ Rick L. Weller Rick L. Weller	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	January 25, 2005

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Certificate of Incorporation of Euronet Worldwide, Inc., as amended (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, and incorporated by reference herein)

4.2	Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3.2 to the Company’s registration statement on Form S-1 filed on December 18, 1996 (Registration No. 333-18121), and incorporated by reference herein)

4.3	Amendment No. 1 to Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3(ii) to the Company’s quarterly report on Form 10-Q for the fiscal period ended March 31, 1997, and incorporated by reference herein)

4.4	Amendment No. 2 to Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3.1 to the Company’s current report on Form 8-K filed on March 24, 2003, and incorporated by reference herein)

4.5	Form of Certificate issued to the shareholders of transact Elektronische Zahlungssysteme GmbH, dated November 19/20, 2003 (filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed on November 25, 2003, and incorporated by reference herein)

4.6	Certificate of Additional Investment Rights issued to Fletcher International, Ltd. on November 21, 2003 (filed as Exhibit 4.2 to the Company’s current report on Form 8-K filed on November 25, 2003, and incorporated by reference herein)

4.7	Agreement, dated November 20, 2003, between Euronet Worldwide, Inc. and Fletcher International, Ltd. (filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed on November 25, 2003, and incorporated by reference herein)

4.8	Rights Agreement, dated as of March 21, 2003, between Euronet Worldwide, Inc. and EquiServe Trust Company, N.A. (filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed on March 24, 2003, and incorporated by reference herein)

4.9	First Amendment to Rights Agreement, dated as of November 28, 2003, between Euronet Worldwide, Inc. and EquiServe Trust Company, N.A. (filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed on December 4, 2003, and incorporated by reference herein)

4.10	Indenture, dated as of December 15, 2004, between the Registrant and U.S. Bank National Association

4.11	Purchase Agreement, dated as of December 9, 2004, among the Registrant and Banc of America Securities LLC

4.12	Registration Rights Agreement, dated as of December 15, 2004, among the Registrant, and Banc of America Securities LLC

4.14	Specimen 1.625% Convertible Senior Debenture due 2024 (Certificated Security) (included in Exhibit 4.10)

5	Opinion of Stinson Morrison Hecker LLP

23.1	Consent of KPMG LLP

23.2	Consent of KPMG Audit Sp. z o.o. (f/k/a KPMG Polska Sp. z o.o.)

23.3	Consent of Grant Thornton GmbH

23.4	Consent of PricewaterhouseCoopers LLP

23.5	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5)

24	Power of Attorney (included on signature page)